Exhibit 4.1

EXECUTION COPY

VOTORANTIM CIMENTOS S.A.,

as the Company,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Transfer Agent, Paying Agent and Security Registrar,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

as Principal Paying Agent,

VOTORANTIM PARTICIPAÇÕES S.A.

and

VOTORANTIM INDUSTRIAL S.A.

as Guarantors

— and —

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

INDENTURE

Dated as of April 5, 2011

U.S.$750,000,000

7.25% Senior Notes due 2041

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EXHIBITS

EXHIBIT A	FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF RESTRICTED GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY	A-1

EXHIBIT B	FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF REGULATION S GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY	B-1

EXHIBIT C-1	FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO RESTRICTED GLOBAL SECURITY	C-I-1

EXHIBIT C-2	FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO REGULATION S GLOBAL SECURITY	C-II-1

EXHIBIT D-1	FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL REGULATION S SECURITY TO RESTRICTED GLOBAL SECURITY	D-1-1

EXHIBIT D-2	FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL REGULATION S SECURITY TO REGULATION S GLOBAL SECURITY	D-2-1

v

THIS INDENTURE, dated as of April 5, 2011 among Votorantim Cimentos S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (the “Company”), having its principal office c/o Votorantim Participações S.A., Rua Amauri 255 - 13th Floor, 01448-000 São Paulo, SP – Brazil, Votorantim Participações S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“VPar”), and Votorantim Industrial S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“VID,” each of VPar and VID being a “Guarantor” and together, the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as New York paying agent (the “New York Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as principal paying agent (the “Principal Paying Agent” and together with the New York Paying Agent, the “Paying Agents”).

RECITALS OF THE COMPANY AND THE GUARANTOR

WHEREAS, the Company has duly authorized the creation of an issue of U.S.$750,000,000 aggregate principal amount of its 7.25% Senior Notes due 2041 (the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

WHEREAS, each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for their respective Guarantee with respect to the Securities as set forth in this Indenture.

WHEREAS, all things necessary (i) to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, (ii) to make the Guarantees of the Guarantors, each of which when executed by the respective Guarantors and endorsed on the Securities executed, authenticated and delivered hereunder, the valid obligations of the respective Guarantors, and (iii) to make this Indenture a valid agreement of the Company and each of the Guarantors, all in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1	Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)	all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Brazilian GAAP, and except as otherwise herein and expressly provided, the term “Brazilian GAAP,” with respect to any computation required or permitted hereunder, shall mean Brazilian GAAP as is generally accepted at the date of such computation;

(4)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)	all references in this Indenture, the Securities and the Guarantees to interest in respect of any Security shall be deemed to include all Additional Amounts, if any, in respect of such Security, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof or thereof shall not be construed, without more, as excluding reference to Additional Amounts in those provisions hereof or thereof where such express mention is not made; all references in this Indenture, the Securities and the Guarantees to principal in respect of any Security shall be deemed to include any Redemption Price payable in respect of such Security pursuant to any redemption hereunder (and all such references to the Stated Maturity of the principal in respect of any Security shall be deemed to include the Redemption Date with respect to any such Redemption Price), and express mention of the payment of any Redemption Price in any provision hereof or thereof shall not be construed as excluding reference to any Redemption Price in those provisions hereof or thereof where such express reference is not made); and

(6)	All references in this Indenture to “$,” “U.S.$,” “dollars” or “United States dollars” shall refer to the lawful currency of the United States of America.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.10.

“Affiliate” of any Person means any other Person controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” has the meaning set forth in Section 3.4(c)(2).

“Bankruptcy Law” means Title 11, United States Code, or any similar Brazilian federal or state law relating to bankruptcy, insolvency, receivership, winding-up, suspension of payments, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, suspension of payments, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, “recuperação judicial,” “recuperação extrajudicial,” or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of Indebtedness or other relief of a debtor.

“Base Currency” has the meaning set forth in Section 1.14.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified by at least two Directors of the Company and delivered to the Trustee.

“Brazil” means the Federative Republic of Brazil and any ministry, department, authority (including the Central Bank) or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Federative Republic of Brazil or any of the foregoing.

“Business Day” means any day except (i) a Saturday, Sunday or (ii) any other day on which banks in New York City, London or Tokyo are authorized or required by law to close.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability set forth on a balance sheet of such Person in accordance with applicable GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with applicable GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including quotas in a Brazilian limited liability quota company (limitada) or partnership interests, whether general or limited, of such Person.

“Cash Equivalents” means:

(1) United States dollars,

(2) any evidence of Debt denominated in United States dollars, with a maturity of 180 days or less issued or directly and fully guaranteed or insured by Brazil or the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of Brazil or the United States of America is pledged in support thereof,

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case denominated in United States dollars with any bank or trust company organized or licensed under the laws of Brazil or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5) commercial paper denominated in United States dollars, rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition, and

(6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“Change of Control” means that (a) the Permitted Holders shall cease to control, directly or indirectly, at least a majority of the outstanding voting power of the Voting Stock of VID and shall cease to have the power to direct or cause the direction of the management and policies of VID, (b) the Permitted Holders shall cease to control, directly or indirectly, at least a majority of the outstanding voting power of the Voting Stock of the Company and shall cease to have the power to direct or cause the direction of the management and policies of the Company.

“Change of Control Offer” has the meaning specified in Section 10.5.

“Change of Control Payment” has the meaning specified in Section 10.5.

“Change of Control Payment Date” has the meaning specified in Section 10.5.

“Central Bank” means the Central Bank of Brazil or any successor entity.

“Change of Law” has the meaning specified in Section 11.1.

“Clearstream” means Clearstream Banking, société anonyme or its successors.

“Closing Date” means the date on which the Securities are first authenticated and delivered under this Indenture.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an authorized signatory of the Company and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, on a consolidated basis (but excluding Votorantim Finanças S.A. and its Subsidiaries), VPar’s total assets, less current liabilities, less depreciation, amortization and depletion, less goodwill, trade names, trademarks, patents and other intangibles, calculated based on the most recent balance sheet delivered by VPar to the Trustee pursuant to this Indenture, provided, that upon release of the Parent Guarantee, references to VPar in this definition will be substituted with VID. In making any calculation pursuant to this defined term, pro forma effect will be given to the acquisition or disposition of companies, divisions or lines of business, including any acquisition or disposition of a company, division or line of business that have occurred since the date of the balance sheet referred to above.

“Corporate Trust Office” means the principal office of the Trustee in The City of New York, New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is located at Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005, Attention: Trust and Securities Services, and Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas; Trust & Securities Services; 100 Plaza One; 6th Floor - MS JCY03-0699; Jersey City, NJ 07311-3901; Fax: 732-578-4635; Attention: Corporates Team/ Votorantim and such other offices as the Trustee may designate from time to time.

“corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

“Default” means an event that with the passing of time or the giving of notice or both shall constitute an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.6.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, DTC for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officer’s Certificate delivered to the Trustee.

“Designated Subsidiary” means any Subsidiary of VPar which at the time of determination either (1) had assets which, as of the date of VPar’s most recent quarterly consolidated balance sheet, constituted at least 10% of VPar’s total assets on a consolidated basis as of such date, or (2) had revenues for the 12-month period ending on the date of VPar’s most recent quarterly consolidated statement of income which constituted at least 10% of VPar’s total net revenues on a consolidated basis for such period, provided that, for the purposes of calculating consolidated total assets and consolidated total revenues in (1) and (2) above, Votorantim Finanças S.A., Banco Votorantim S.A., Votorantim Bank Limited, BV Financeira, Crédito, Financiamento e Investimento S.A. and any direct or indirect subsidiary of Votorantim Finanças S.A., which is principally engaged in the financial services business and related activities shall be disregarded, and no such Person or Citrovita Agro Industrial Ltda. will be deemed a Designated Subsidiary under any circumstances, provided, further, that upon release of the Parent Guarantee, references to VPar in this definition will be substituted with VID. In making any calculation pursuant to this defined term, pro forma effect will be given to the acquisition or disposition of companies, divisions or lines of business, including any acquisition or disposition of a company, division or line of business that have occurred since the date of the financial statements referred to above.

“Director” means a member of the Board of Directors.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Securities.

“DTC” means The Depository Trust Company.

“Euroclear” means the Euroclear Bank S.A./N.V. as operator of the Euroclear system or its successors.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

“Expiration Date” has the meaning set forth in Section 1.4.

“Fitch” means Fitch Ratings Inc. and its successor.

“GAAP” means generally accepted accounting practices.

“Global Security” means, as the context may require, any or all of the Regulation S Global Security(ies) and the Restricted Global Security(ies).

“guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “guaranteed,” “guaranteeing” and “guarantor” shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; and provided further that the Incurrence by a Guarantor or a Designated Subsidiary of a Guarantor of a Lien permitted under clause (ii) of Section 10.12 shall not be deemed to constitute a guarantee by such Guarantor or a Designated Subsidiary of any purchase money debt of such Person secured thereby.

“Guarantee” means the joint and several guarantee by each Guarantor of the due and punctual payment of the principal (and premium, if any) and interest (including any Additional Amounts) on, the Securities and other amounts due under this Indenture.

“Guarantors,” as of any time, has the meaning specified in the first paragraph of this Indenture, subject to the provisions set forth under Section 13.5.

“Guarantor Subsidiary” means any Subsidiary of any Guarantor or of two or more Guarantors on a collective basis.

“Hejoassu” means Hejoassu Administraçao S.A., a Brazilian corporation.

“Holder” means a Person in whose name a Security is registered in the Security Register (or, in the case of a joint holding, the first named thereof).

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to applicable GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in applicable GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness; provided further, however, that the Company or any Guarantor may elect to treat all or any portion of revolving credit debt commitments, whether or not then Outstanding, of the Company, any such Guarantor or a Subsidiary as being incurred from and after any date beginning the date the relevant revolving credit commitment is extended to the Company, any such Guarantor or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by the Company, any such Guarantor or a Subsidiary under such commitment up to the amount of such commitment designated by the Company or any such Guarantor as Incurred shall not be deemed to be new Incurrences of Indebtedness by the Company, any such Guarantor or such Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are payable on customary trade terms or which are being contested in good faith), (v) all obligations to redeem Disqualified Stock issued by such Person, (vi) every Net Obligation under Interest Rate and Currency Protection Agreements of such Person, (vii) every Capital Lease Obligation of such Person, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed, other than with respect to clauses (iii) and (vi) above, if and to the extent any of the preceding items would appear as a liability upon the financial statements of the specified Person in accordance with applicable GAAP.

The “amount” or “principal amount” of Indebtedness at any time of determination represented by any Receivables Sale shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company, any Guarantor or any Wholly Owned Designated Subsidiary of the Company or any such Guarantor) thereof for which the seller of the Receivables remains obligated, excluding amounts representative of yield or interest earned on such investment. In no event shall Indebtedness include any liability for taxes.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate or Currency Protection Agreement” of any Person means any forward contract, futures contract, swap, option, hedge or other financial agreement or arrangement (including, without limitation, caps, floors, cottars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

“Investment Grade Rating” means (i) a rating equal to or higher than BBB- (or the equivalent) by S&P; (ii) Baa3 (or the equivalent) by Moody’s; or (iii) the equivalent of such ratings by another Rating Agency.

“judgment currency” has the meaning set forth in Section 1.14(b) hereof.

“Lien” means any mortgage, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “Aa3” from Moody’s.

“Maturity Date,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Obligation” at any date of determination means the net amount, exclusive of any commissions or administrative fees that a Person would be obligated to pay upon the termination of an Interest Rate and Currency Protection Agreement as of such date.

“Notice of Default” has the meaning set forth in Section 6.2.

“OECD” means the Organisation for Economic Co-operation and Development.

“Officer’s Certificate” means a certificate signed by any one of the following: the Chief Executive Officer, President, Chief Financial Officer or a Vice President; and delivered to the Trustee and containing the statements provided for in Section 1.2 hereof.

“Opinion of Counsel” means a written opinion of legal counsel, who may be counsel for the Company or any of the Guarantors, and containing the statements provided for in Section 1.2.

“Outstanding,” when used with respect to the Securities, means, as of the date of determination, all the Securities theretofore authenticated and delivered under this Indenture (including, as of such date, all the Securities represented by Global Securities authenticated and delivered under this Indenture), except the reduced portion or portions of any Global Security, as such reduction or reductions shall have been endorsed on such Global Security by the Trustee as provided herein and, except:

(i)	the Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	the Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be repurchased, notice of such repurchase has been duly given pursuant to this Indenture; and

(iii)	securities which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Parent Guarantee” means the Guarantee of VPar hereunder.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Company has initially appointed the New York Paying Agent and the Principal Paying Agent to act as Paying Agents.

“Payment Date” has the meaning set forth in Section 3.11.

“Permitted Holders” mean (i) any of Mr. Antonio Ermírio de Moraes, Mr. Ermírio Pereira de Moraes, Mrs. Maria Helena de Moraes Scripilliti and Mr. José Ermírio de Moraes Filho and any of their descendants, (ii) any Affiliate of any of the foregoing and (iii) any corporation, partnership, joint venture, association, trust, unincorporated organization, or any other entity or group formed pursuant to a shareholders, control or voting agreement or similar agreement, of which any one or more of the Permitted Holders referred to in clauses (i) or (ii) hereof is a shareholder, partner, beneficiary, member or party.

“Person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Paying Agent” means The Bank of Tokyo-Mitsubishi UFJ, Ltd. or any successor in its capacity as Principal Paying Agent.

“rate(s) of exchange” has the meaning set forth in Section 1.14.

“Rating Agency” means each of S&P and Moody’s, provided that if either of S&P or Moody’s ceases to rate the Securities or fails to make a rating on the Securities publicly available, the Company or the Guarantors will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of Hejoassu, the Company or the Guarantors to effect a Change of Control.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by a Permitted Holder, the Company or any Guarantor to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies): (i) in the event the Securities are assigned an Investment Grade Rating by each of the Rating Agencies on the Rating Date, the rating of the Securities by either of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event the Securities are rated below an Investment Grade Rating by either of the Rating Agencies on the Rating Date, the rating of the Securities by either of the Rating Agencies shall be decreased by one or more gradations (including gradations (but not outlooks) within rating categories as well as between rating categories). The Company or the Guarantors will provide the Trustee with prompt written notice of any Ratings Decline, and the Trustee shall not be deemed to have knowledge of any Ratings Decline until it receives such notice; provided that any such Rating Decline is in whole or in part in connection with a Change of Control.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

“Receivables Sale” of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for the purpose of collection and not as a financing arrangement.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to Article 11 of this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to Article 11 of this Indenture.

“Reference Treasury Dealer” means Merrill, Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC or its affiliates which are primary United States government securities dealers and one other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York

City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 pm New York time on the third Business Day preceding such Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On the Business Day prior to the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Redemption Price of and (unless the Redemption Date shall be an Interest Payment Date) accrued interest to the Redemption Date on the Securities to be redeemed on such date.

“Regular Record Date” for the interest payable on any Interest Payment Date means the 15th day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Global Security” has the meaning set forth in Section 2.1.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” has the meaning set forth in Section 2.1.

“Restricted Securities” means the Restricted Global Security and any Successor Security, other than (i) any Security issued upon a transfer or exchange for which a certificate substantially in the form set forth in (a) Exhibit A is required to be provided and is provided pursuant to Section 3.4(c)(2) or (b) Exhibit C-2 is required to be provided and is provided pursuant to Section 3.4(c)(5), (ii) any Security issued in exchange for or in lieu of any Security specified in Clause (i) of this definition or any Security issued in exchange therefor or in lieu thereof, or (iii) any Security as to which the Company has removed and has not replaced the legend described in Section 3.4(b).

“Reuters” means Reuters Group plc, a U.K. corporation, and its successors and assigns.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Securities” means the securities issued pursuant to this Indenture.

“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Securitization Transaction” means a transaction in which a Guarantor or a Subsidiary thereof sells or transfers an interest in Receivables (and/or any rights arising under the documentation governing or relating to such Receivables covered by such transaction, any proceeds of Receivables and any lockboxes or accounts in which such proceeds are deposited and any related assets) to a special purpose entity that issues securities payable from collections of such Receivables or other assets.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.4(b).

“special quorum” has the meaning set forth in Section 15.4.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.6.

“Stated Maturity,” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest, as the case may be, is due and payable.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Taxes” has the meaning set forth in Section 10.10.

“Transaction Documents” has the meaning set forth in Section 10.1.

“Transfer Agent” means the agents designated by the Company (not including the Security Registrar) for the registration of transfer of securities as provided in Section 10.2.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than the U.S. Dollar, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two Business Days prior to such determination.

“Vice President,” when used with respect to the Guarantors, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“VID” means Votorantim Industrial S.A., a Brazilian corporation, its successors and assigns.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding that are entitled (without regard to the occurrence of any contingency) to vote in the election of the directors of such Person, but excluding such classes of Capital Stock or other interests that are entitled, as a group in a separate cast, to appoint one director of such Person as representative of the minority shareholders.

“Votorantim Group” means the group of related companies commonly known as the “Votorantim Group” comprised of the subsidiaries of Hejoassu as of the date hereof.

“VPar” means Votorantim Participações S.A., a Brazilian corporation, its successors and assigns.

“Wholly Owned Designated Subsidiary” of any Person means a Designated Subsidiary of such Person of which at least 95% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Designated Subsidiaries of such Person.

“Wholly Owned Subsidiary” means any entity owned by a Guarantor or the Guarantors of which at least 95% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) of such entity shall at the time be owned by a Guarantor or Guarantors or by one or more Wholly Owned Subsidiaries of a Guarantor.

SECTION 1.2	Compliance Certificates and Opinions

Upon any application or request by the Company or any of the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company or any of the Guarantors shall furnish to the Trustee such certificates and opinions as may be required under this Indenture; provided, however, that such certificate and opinion shall not be required in the case of the initial issuance of Securities hereunder. Each such certificate or opinion, and any certificate evidencing a determination required to be made by the Company or any of the Guarantors under this Indenture, shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company or any of the Guarantors, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance by or on behalf of the Company or any of the Guarantors with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3	Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Company or any of the Guarantors may be based, insofar as it relates to legal matters, upon an Opinion of Counsel submitted therewith, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of an officer or officers of the Company or any of the Guarantors submitted therewith stating the information on which counsel is relying, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4	Acts of Holders; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing pursuant to this Section 1.4 may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.

Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.6.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.1, (iii) any request to institute proceedings referred to in Section 5.6(2) or (iv) any direction referred to in Section 5.11. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date,” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.5	Notices, Etc. to Trustee, Company and Subsidiary Guarantors

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)

the Trustee by any Holder or by the Company or any of the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York, 10005, Fax: (732) 578-4635, with a copy to: Deutsche Bank National Trust Company, for Deutsche Bank Trust Company Americas, Trust & Securities Services, 100 Plaza One, 6th Floor - MS JCY03-0699, Jersey City, NJ 07311-3901, Fax: 732-578-4635, Attention: Corporates Team/ Votorantim, and such other offices as the Trustee may designate from time to time or at any other address previously furnished in writing to the Holders, the Company and any of the Guarantors by the Trustee;

(2)	the Principal Paying Agent by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to the Principal Paying Agent addressed to it at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN, United Kingdom, Attention: Securities Services, telephone number: 44-20-7577-1602; telefax number: 44-20-7577-1609 or at any other address previously furnished in writing to the Trustee by the Principal Paying Agent;

(3)	the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Votorantim Cimentos S.A. c/o Votorantim Participações S.A., Rua Amauri, 255, 10 andar, 01448-000, São Paulo, SP, Brazil, telephone number: 55-11-3704-3345/telefax number: 55-11-3167-3520, Attention: Financial Director or at any other address previously furnished in writing to the Trustee by the Company;

(4)	any of VPar or VID by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to any of such Guarantors addressed to VPar or VID, as the case may be, in care of Votorantim Participações S.A., Rua Amauri, 255, 10 andar, 01448-000 São Paulo, SP, Brazil, telephone number: 55-11-3704-3000/telefax number: 55-11-3167-3520, Attention: Financial Director, or to any other address previously furnished in writing to the Trustee by such Guarantor;

(5)	Moody’s by the Trustee, the Company or any Guarantor shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to Moody’s Investor Service, Inc. at 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, telephone number: (212) 553-0300, or to any other address previously furnished in writing to the Trustee, the Company and the Guarantors; or

(6)	S&P by the Trustee, the Company or any Guarantor shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to Standard and Poor’s at 55 Water St. 40th Floor, New York, New York 10041-0003, Attention: Latin America/Emerging Markets Structured Finance Group, telephone number: (212) 438-3080, telefax number (212) 438-2652, or to any other address previously furnished in writing to the Trustee, the Company and the Guarantors.

SECTION 1.6	Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) in the case of a Global Security, in writing by electronic mail, facsimile and/or by first-class mail to the Depositary, and (ii) in the case of securities other than Global Securities, in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. Any obligation the Company (and the Paying Agents on its behalf) may have to publish a notice to Holders shall have been met upon delivery of the notice to the clearing agencies.

In addition, so long as the Securities are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, notices to Holders pursuant to the rules of the Irish Stock Exchange (Global Exchange Market). If publication is required, such notices shall be deemed to be given on the date of such publication or, if published more than once, on the date of the first such publication. If a notice is published at the discretion of the Trustee, the notice will conform to the rules of the Irish Stock Exchange. If publication is not practicable in any newspaper in accordance with this paragraph, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may, in its sole discretion, determine.

SECTION 1.7	Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8	Successors and Assigns

All covenants and agreements in this Indenture by the Company or each of the Guarantors shall bind their successors and assigns, whether so expressed or not.

SECTION 1.9	Separability Clause

In case any provision in this Indenture or in the Securities or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of each of the Indenture, the Securities or the Guarantees shall not in any way be affected or impaired thereby.

SECTION 1.10	Benefits of Indenture

Except as provided below with regard to the Issuing Bank, nothing in this Indenture, in the Securities or in the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture, the Securities or the Guarantees.

SECTION 1.11	Governing Law; Waivers of Jury Trial

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without regard to conflicts of laws principles thereof. For the purposes of paragraph 2 of article 9 of the Brazilian Decree-Law No. 4,567, dated September 4, 1942, as amended, the Trustee shall be deemed the “proponent” of the transactions contemplated by this Indenture.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.12	Legal Holidays

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture, the Securities or the Guarantees) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, provided that no interest shall accrue on account of such delay for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.13	Submission to Jurisdiction; Agent for Service; Waiver of Immunities

(a)	The Company and each of the Guarantors agree that any suit, action or proceeding against any of them brought by any Holder or the Trustee arising out of or based upon this Indenture, the Securities or the Guarantees may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and waive any objection which each of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(b)	By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and each of the Guarantors (i) acknowledges that it has, by separate written instrument, designated and appointed National Corporate Research, Ltd. currently located at 10 East 40th Street, 10th floor, New York, NY 10016, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Securities, this Indenture or the Guarantees, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee or the Paying Agent (whether in its individual capacity or in its capacity as Trustee or Paying Agent, as the case may be, hereunder), and acknowledges that National Corporate Research, Ltd. has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon National Corporate Research, Ltd. shall be deemed in every respect effective service of process upon the Company or such Guarantor, as the case may be, in any such suit, action or proceeding. The Company and each of the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of National Corporate Research, Ltd. in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and each of the Guarantors may and shall (to the extent National Corporate Research, Ltd. ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 1.13 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and the Guarantor or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 1.13. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and each of the Guarantors appointed and acting in accordance with this Section 1.13.

(c)	To the extent that the Company or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each of the Guarantors hereby irrevocably waives such immunity in respect of their obligations under this Indenture, the Securities and the Guarantees, to the extent permitted by law.

SECTION 1.14	Currency of Account; Conversion of Currency: Foreign Exchange Restrictions

(a)	U.S. Dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Securities, the Guarantees or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or the Guarantors or otherwise) by any Holder of the Securities in respect of any sum expressed to be due to it from the Company and the Guarantors shall only constitute a discharge to the Company and the Guarantors to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the Securities, the Company and the Guarantors shall, jointly and severally, indemnify it against any loss sustained by it as a result as set forth in Section 1.14(b). In any event, the Company and each of the Guarantors shall, jointly and severally, indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 1.14, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 1.14 constitute separate and independent obligations from other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Securities and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Securities.

(b)	The Company and each of the Guarantors covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

(i)	(A)	if for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine), and

(B)	if there is change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due;

(ii)	in the event of the winding-up of the Company or any of the Guarantors at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company or the relevant Guarantor, as the case may be, shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this Subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Company or the relevant Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or the relevant Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto;

(iii)	the obligations contained in Subsections (a), (b)(i)(B) and (b)(ii) of this Section 1.14 shall constitute separate and independent obligations from the other obligations of the Company and the Guarantors under the terms of this Indenture, shall give rise to separate and independent causes of action against the Company and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any of the Guarantors for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the relevant Guarantor or the liquidator or otherwise or any of them. In the case of Subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution; and

(iv)	the term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

(c)	In the event that on any Interest Payment Date, the Maturity Date or Redemption Date, as the case may be, in respect of the Securities or the Guarantees, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Guarantors agree to pay all amounts payable under the Securities and the Guarantees in the currency of the Securities by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Securities, for the purchase of the currency of such Securities. All costs and taxes payable in connection with the procedures referred to in this Section 1.14 shall be borne by the Company and the Guarantors.

(d)	Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Principal Paying Agent shall have any liability for converting into U.S. Dollars any amount received by any Holder in a currency other than U.S. Dollars.

SECTION 1.15	Counterparts

This Indenture may be executed in any number of counterparts (including facsimile), each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

SECTION 1.16	Force Majeure

In no event shall the Trustee or the Principal Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or such Principal Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.17	U.S.A. Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 1.18	Effective Date

This Indenture shall become effective on the date hereof and shall be binding upon the Company, the Guarantors and the Trustee as of the date hereof. The Principal Paying Agent shall become a party to this Indenture upon delivery of its executed signature page to this Indenture to the Trustee.

ARTICLE 2

SECURITY FORMS

SECTION 2.1	Forms Generally

The Securities, the Trustee’s certificates of authentication thereof and the Guarantees endorsed thereon shall be substantially in the forms set forth in this Article, with such appropriate legends, insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or Guarantees, as the case may be, as evidenced by their execution of the Securities.

The definitive Securities and the Guarantees to be endorsed thereon shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner all as determined by the officers executing such Securities, as evidenced by their execution of such Securities or Guarantees, as the case may be.

In certain cases described elsewhere herein, the legends set forth in the first three paragraphs of Section 2.2 may be omitted from Securities issued hereunder.

Securities offered and sold in their initial distribution in reliance on Regulation S will be initially issued in the form of one or more Global Securities in fully registered form without interest coupons, substantially in the form of Security set forth in Sections 2.2 and 2.3 (the “Regulation S Global Security”), which shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and the Guarantors and authenticated by the Trustee as hereinafter provided, for credit by the Depositary to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct).

Securities offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Securities (collectively, and, together with their Successor Securities, the “Restricted Global Security”) in fully registered form without interest coupons, substantially in the form of Security set forth in Sections 2.2 and 2.3, with such applicable legends as are provided for in Section 2.2, except as otherwise permitted herein. Such Restricted Global Security shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and the Guarantors and authenticated by the Trustee as hereinafter provided, for credit by the Depositary to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Security, as hereinafter provided.

SECTION 2.2	Form of Face of Security

[Include if Security is a Restricted Global Security — THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND THIS SECURITY MAY NOT BE REOFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER OR ANY SUBSIDIARY THAT (A) THIS SECURITY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (IV) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS LEGEND MAY ONLY BE REMOVED AT THE OPTION OF THE ISSUER.]

[Include if Security is a Regulation S Global Security — THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

VOTORANTIM CIMENTOS S.A.

(incorporated under the laws of Brazil)

[REGULATION S GLOBAL SECURITY/RESTRICTED GLOBAL SECURITY]1

representing up to

$750,000,000

7.25% SENIOR NOTES DUE 2041

jointly and severally guaranteed by

VOTORANTIM PARTICIPAÇÕES S.A.,

and

VOTORANTIM INDUSTRIAL S.A.,

[ISIN Number] [CUSIP Number]**:

Votorantim Cimentos S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of Dollars [include if Security is a Global Security — (or such other Principal Sum as is noted in the records of the Custodian for the Depositary as being the Principal Amount of this [Regulation S Global Security/Restricted Global Security] for the time being)] on April 5, 2041, and to pay interest thereon from April 5, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 5, and October 5 in each year, commencing on October 5, 2011 at the rate of 7.25% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be 15 calendar days prior to payment (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. In addition, the Company will pay to the Holder of this Security such Additional Amounts as may become payable under Section 10.10 of the Indenture.

In the case of a default in payment of principal and premium, if any, upon acceleration or repayment, interest shall be payable pursuant to the preceding paragraph on such overdue

[1]	Delete as appropriate for either Regulation S Global Security or Restricted Global Security.

principal (and premium, if any), such interest shall be payable on demand and, if not so paid on demand, such interest shall itself bear interest at the rate per annum stated above plus 1% (to the extent that the payment of such interest shall be legally enforceable), and shall accrue from the date such principal and/or premium, as the case may be, was due and payable to the date payment of such interest has been made or duly provided for, and such interest on unpaid interest shall also be payable on demand.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee, at the offices of a Paying Agent, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

VOTORANTIM CIMENTOS S.A.

By:
Name:
Title:

SECTION 2.3	Form of Reverse of Security

This Security is one of a duly authorized issue of Securities of the Company designated as its U.S.$750,000,000 7.25% Senior Notes due 2041 (the “Securities”) issued under an Indenture, dated as of April 5, 2011 (herein called the “Indenture”), among the Company, the Guarantors named therein, Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as New York paying agent (the “New York Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Registrar”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a corporation duly organized and existing under the laws of Japan, as principal paying agent (the “Principal Paying Agent” and together with the New York Paying Agent, the “Paying Agents”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee the Transfer Agent, the Registrar, the Paying Agents and the Holders of the Securities and of the terms upon which the

Securities are, and are to be, authenticated and delivered. Terms used but not defined in this Security are defined in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are guaranteed pursuant to the Guarantees set forth in the Indenture. Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees. The Indenture provides that VPar shall be released from the relevant Guarantee upon compliance with certain conditions. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Company may from time to time, without the consent of the Holders of the Securities, create and issue additional Securities having the same terms and conditions as the Securities in all respects, except that the issue date, the issue price and the first payment of interest thereon may differ. Additional Securities issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Securities for all purposes hereof.

If as a result of any Change of Law (as defined in the Indenture), (i) the Company is or would be required on the next succeeding Interest Payment Date to pay any Additional Amounts referred to in Section 10.10 of the Indenture, (ii) the issuers/borrowers of intercompany debt are or would be required on the next succeeding Interest Payment Date to pay additional amounts under such intercompany debt in excess of the additional amounts that the Company, VPar or VID would be obliged to pay if Taxes (excluding interest and penalties) were payable with respect to such payments of interest at a rate of 15.0% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan), or (iii) any Guarantor is or would be required on the next succeeding Interest Payment Date to pay Brazilian withholding taxes in excess of a general rate of 15% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan); and in any such case the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, the Securities may be repurchased, by the Company at the option of the Company, in whole, but not in part, upon not less than 30 nor more than 90 days’ notice mailed to the Holders (which notice shall be deemed given upon delivery of such notice to the Trustee), at any time following such Change of Law at a repurchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for repurchase.

The Company or the Guarantors will also pay to Holders of the Securities on the Redemption Date any Additional Amounts which are payable. Following such repurchase, the Securities will be cancelled, or remain Outstanding, at the Company’s election. Prior to the delivery of any notice of repurchase in accordance with the foregoing, the Company shall deliver to the Trustee and the Principal Paying Agent an Officer’s Certificate stating that the Company is entitled to effect such redemption based on an Opinion of Counsel or written advice of a qualified tax expert, that the Company has or will, or that there is a substantial probability that the Company has or will, become obligated to pay such Additional Amounts as a result of such Change of Law. Such notice, once delivered by the Company to the Trustee, will be irrevocable. The Company shall provide the Trustee with official acknowledgment of the relevant taxing authority (if such acknowledgement is not available, a certified copy thereof) evidencing the payment of Taxes in respect of which the Company has paid any Additional Amounts to the extent such documentation is issued therefore. Copies of such documentation shall be available to Holders of the Securities upon request thereof.

The Company has the right at its option to redeem any of the Securities in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Securities and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued interest and Additional Amounts, if any, on the principal amount of the Securities to the date of redemption. In the case of a partial redemption of Securities that are represented by a Global Security, the relevant Securities will be redeemed by lot and in accordance with the rules of DTC. The Company shall inform the Irish Stock Exchange in the event of a partial redemption.

The Company or any of its Affiliates may at any time repurchase the Securities at any price in the open market or otherwise. The Company or any of its Affiliates may hold or resell the Securities it purchases or may surrender them to the Trustee for cancellation; provided, however, that any Securities surrendered by an Affiliate of the Company shall be cancelled by the Trustee pursuant to written instructions from the Company.

[Include if Security is a Regulation S Global Security — If the holder of a beneficial interest in this Regulation S Global Security at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time, only in accordance with the terms of this paragraph. Upon receipt by the Trustee, as Security Registrar of (A) written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member’s account a beneficial interest in this Regulation S Global Security in an equal principal amount; and (B) a certificate in substantially the form set forth in Exhibit B to the Indenture signed by or on behalf of the Agent Member holding such beneficial interest in this Regulation S Global Security, the Trustee, as Security Registrar, shall reduce the principal amount of this Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount.]

[Include if Security is a Restricted Global Security — If the holder of a beneficial interest in this Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time, only in accordance with the terms of this paragraph. Upon receipt by the Trustee, as Security Registrar of:

(A)	written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member’s account a beneficial interest in the Restricted Global Security in an equal principal amount; and

(B)	a certificate in substantially the form set forth in Exhibit A of the Indenture signed by or on behalf of the Agent Member holding such beneficial interest in this Restricted Global Security,

the Trustee, as Security Registrar, shall reduce the principal amount of this Restricted Global Security, and increase the principal amount of the Regulation S Global Security by such specified principal amount.]

The Securities do not have the benefit of any sinking fund obligations.

In the event of redemption or purchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

Unless the context otherwise requires, the Securities shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers or redemption.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or of any of the Transfer Agents duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like tenor and aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Transfer Agents and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months each and, in the case of an incomplete month, on the number of days elapsed (pro rata basis) based on a 30-day month.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without regard to conflicts of laws principles thereof. For the purposes of paragraph 2 of article 9 of the Brazilian Decree-Law No. 4,567, dated September 4, 1942, as amended, the Trustee shall be deemed the “proponent” of the transactions contemplated by the Indenture.

The Company and each of the Guarantors agree that any suit, action or proceeding against any of them brought by any Holder or the Trustee arising out of or based upon this Indenture, the Securities or the Guarantees may be instituted in any state or Federal court in The City of New York, New York, and waive any objection which any of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

The Company may change any Paying Agent, the Registrar or Transfer Agent; provided that the Company will maintain an office or agency where the Securities may be presented or surrendered for payment and for registration of transfer in the Borough of Manhattan, The City of New York, a Japanese paying agent and, so long as the Securities are listed on The Irish Stock Exchange, a Paying Agent and Transfer Agent in Ireland. Upon any such change, the Company shall give written notice thereof to the Trustee, the Principal Paying Agent and the Holders.

U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Securities, the Guarantees or the Indenture, including damages. The Company and the Guarantors have agreed that the provisions of Section 1.14 of the Indenture shall apply to conversion of currency in the case of the Securities, the Guarantees and the Indenture. Among other things, Section 1.14 specifies that if there is a change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

The Company and each of the Guarantors have appointed National Corporate Research, Ltd., currently located at 10 East 40th Street, 10th floor, New York, NY 10016 as its authorized agent upon which process may be served in any suit, or proceeding with respect to, arising out of, or relating to, this Security, the Indenture or the Guarantees, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws and have agreed that there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with the provisions of Section 1.13 of the Indenture relating to agent for service of process. To the extent that the Company or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and the Guarantors have irrevocably waived such immunity in respect of its obligations under the Indenture, this Security and the Guarantees, to the extent permitted by law.

SECTION 2.4	Form of Trustee’s Certificate of Authentication

This is one of the Securities with the Guarantees referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

as Trustee

By:
Authorized Signatory

Dated:

The Guarantors jointly and severally guarantee the due and punctual payment of all sums from time to time payable in respect of the Securities as set forth in the Indenture.

VOTORANTIM PARTICIPAÇÕES S.A.

By:
Name:
Title:

VOTORANTIM INDUSTRIAL S.A.

By:
Name:
Title:

ARTICLE 3

THE SECURITIES

SECTION 3.1	Title and Terms

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture will be U.S.$750,000,000. The Company may from time to time, without the consent of the Holders of the Securities, create and issue additional Securities having the same terms and conditions as the Securities in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Securities issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Securities for all purposes hereof.

The Securities shall be known and designated as the “7.25% Senior Notes due April 5, 2041” of the Company. The Stated Maturity of the Securities shall be April 5, 2041. The Securities shall bear interest at the rate of 7.25% per annum, from April 5, 2011 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on April 5 and October 5, commencing October 5, 2011, until the principal thereof is paid or made available for payment.

In the case of a default in payment of principal and premium, if any, upon acceleration or redemption, interest (and Additional Amounts, if any) shall be payable pursuant to the second paragraph of this Section 3.1 on such overdue principal (and premium, if any), such interest shall be payable on demand and, if not so paid on demand, such interest shall itself bear interest at the rate per annum stated in the form of security contained herein plus 1% per annum (to the extent that the payment of such interest shall be legally enforceable), and shall accrue from the date such principal and/or premium, as the case may be, was due and payable to the date payment of such interest (and Additional Amounts, if any) has been made or duly provided for, and such interest on unpaid interest shall also be payable on demand.

The principal of and premium, if any, and interest on the Securities shall be payable at the Corporate Trust Office, the office of the Paying Agents and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company upon five (5) Business Days notice to the applicable Paying Agent, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

The Securities shall be redeemable or repurchasable as provided in Article 11.

The Securities shall not have the benefit of any sinking fund obligations.

The Securities shall be subject to defeasance at the option of the Company as provided in Article 12.

Unless the context otherwise requires, the Securities shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers or redemptions.

SECTION 3.2	Denominations

The Securities are issuable only in fully registered form, without coupons, in a minimum denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

SECTION 3.3	Execution, Authentication, Delivery and Dating

The Securities shall be executed on behalf of the Company by an authorized signatory or authorized signatories of the Company. The signature of any signatory on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company and having endorsed (by attachment or imprint) thereon the Guarantees executed as provided in Section 13.2 by the Guarantors, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that each Guarantee referred to therein has been duly executed and delivered hereunder.

SECTION 3.4	Global Securities; Registration, Registration of Transfer and Exchange

(a)	Global Securities. The provisions of Clauses (1) through (7) below shall apply only to Global Securities:

(1)	each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian therefore, and each such Global Security shall constitute a single Security for all purposes of this Indenture;

(2)	notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Company thereupon fails to appoint a successor Depositary or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in definitive registered certificated form, or (C) an Event of Default has occurred and is continuing and the Registrar has received a written request from a beneficial owner of the Securities through an Agent Member to issue its proportionate interest in the Global Security in certificated form;

(3)	if any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article 3. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article 3 or, if the Trustee is acting as custodian for the Depositary or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member’s account as necessary to reflect any transfer or exchange of a beneficial interest pursuant to Section 3.4(c)). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.4(a)(2) and as otherwise provided in this Article 3, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to conclusively rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 3 if such order, direction or request is given or made in accordance with the Applicable Procedures;

(4)	every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article 3 or Section 9.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary or a nominee thereof;

(5)	none of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the Depositary’s records (or the records of the participant of such Depositary) relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records of the Depositary relating to such beneficial ownership interests;

(6)	subject to the provisions in the legends required by Section 2.2 above, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons who may hold interests in Agent Members, to take any action that such Holder is entitled to take under this Indenture; and

(7)	except as provided in Section 3.4(a)(2) herein, neither Agent Members nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)	Registration, Registration of Transfer and Exchange and Legends. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as they may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose in accordance with the terms hereof, the Company shall, subject to the other provisions of this Section 3.4, execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like tenor and aggregate principal amount and bearing the applicable legends set forth in Section 2.2.

Subject to Section 3.4(c), at the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount and bearing the applicable legend set forth in Section 2.2, if any, each such new Security having the benefit of the Guarantees executed by the Guarantors, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

All Securities and the Guarantees issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and the Guarantees endorsed thereon, respectively, surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 3.5 or 9.5.

The Company and the Security Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the due date for any payment of principal in respect of the Securities selected for redemption under Section 11.6 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

All Securities, initially issued hereunder shall, upon issuance, bear the relevant legends specified in Section 2.2, if any, to be applied to such a Security and, in the case of the legend specifically required for the Restricted Global Security, such required legend shall not be removed unless the Company shall have delivered to the Trustee (and the Securities Registrar, if other than the Trustee) a Company Order which states that such Security may be issued without such legend thereon. If such legend has been removed from a Security as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a “restricted security” within the meaning of Rule 144 of the Securities Act and instructs the Trustee to cause a legend to appear thereon.

(c)	Certain Transfers and Exchanges. Upon presentation for transfer or exchange of any Security at the office of the Trustee, as Securities Registrar, located in The City of New York, accompanied by a written instrument of transfer or exchange in the form approved by the Company (it being understood that, until notice to the contrary is given to Holders of Securities, the Company shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Security), executed by the registered Holder, in person or by such Holder’s attorney thereunto duly authorized in writing, and upon compliance with this Section 3.4, such Security shall be transferred upon the Security Register, and a new Security shall be authenticated and issued in the name of the transferee. Notwithstanding any provision to the contrary herein or in the Securities, transfers of a Global Security, in whole or in part, and transfers of interests therein of the kind described in this Section 3.4(c), shall only be made in accordance with this Section 3.4(c). Transfers and exchanges subject to this Section 3.4(c) shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 3.4(c).

(1)	General. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this Clause (1) shall not prohibit any transfer of a Security that is issued in exchange for a Global

Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Clause (1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 3.4(c).

(2)	Restricted Global Security to Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time (the “Applicable Procedures”), only in accordance with this Clause (2). Upon receipt by the Trustee, as Security Registrar, of (A) written instructions given by or on behalf of the Depositary in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member’s account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit A signed by or on behalf of the Agent Member holding such beneficial interest in the Restricted Global Security, the Trustee, as Security Registrar, shall reduce the principal amount of a Restricted Global Security, and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 3.4(a)(3).

(3)	Regulation S Global Security to Restricted Global Security. If the holder of a beneficial interest in the Regulation S Global Security at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Clause (3). Upon receipt by the Trustee, as Security Registrar, of (A) written instructions given by or on behalf of the Depositary in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member’s account a beneficial interest in the Regulation S Global Security and (B) a certificate in substantially the form set forth in Exhibit B signed by or on behalf of the Agent Member holding such beneficial interest in the Regulation S Global Security, the Trustee, as Security Registrar, shall reduce the principal amount of such Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 3.4(a)(3).

(4)	Non-Global Restricted Security to Global Security. If the holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Clause (4). Upon receipt by the Trustee, as Security Registrar, of (A) such Security and written instructions given by or on behalf of such Holder as provided in Section 3.4(b) directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Security or the Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Security (or portion thereof) to be so transferred, and (B) an appropriately completed certificate substantially in the form set forth in Exhibit C-1 hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or Exhibit C-2 hereto, if the specified account is to be credited with a beneficial interest in the Regulation S Global Security, signed by or on behalf of such Holder, then the Trustee, as Security Registrar, shall cancel such Restricted Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 3.4(b) and increase the principal amount of the Restricted Global Security or Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 3.4(a)(3).

(5)	Non-Global Regulation S Security to Restricted Global Security or Regulation S Global Security. If the Holder of a Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, as the case may be, such transfer may be effected only in accordance with this Clause (5) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) such Security and written instructions given by or on behalf of such Holder as provided in Section 3.4(b) directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Security or the Regulation S Global Security, as the case may be, in a principal amount equal to the principal amount of the Security (or portion thereof) to be so transferred, and (B)(i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Security, a certificate in substantially the form set forth in Exhibit D-l, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Regulation S Global Security, a certificate in substantially the form set forth in Exhibit D-2, signed by or on behalf of such Holder, then the Trustee, as Security Registrar, shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 3.4(b) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal as provided in Section 3.4(a)(3).

SECTION 3.5	Mutilated, Destroyed, Lost and Stolen Securities

If any mutilated or defaced Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate or cause to be authenticated and deliver in exchange therefore a new Security of like tenor and principal amount, having endorsed thereon the Guarantees executed by the Guarantors and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them, the Guarantors and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having endorsed thereon the Guarantees executed by the Guarantors and bearing a number not contemporaneously outstanding.

In case any such mutilated, defaced, destroyed, lost or stolen Security has become or is about to become due and payable, the Company may in its discretion, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Paying Agents) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, defaced, lost or stolen Security, and each Guarantee endorsed thereon, shall constitute an original additional contractual obligation of the Company and each of the Guarantors, respectively, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and Guarantees, respectively duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.6	Payment of Interest; Interest Rights Preserved

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall (a) bear interest at the rate per annum stated in the form of Security included herein, (to the extent that the payment of such interest shall be legally enforceable), and (b) forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)	the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.

Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2); and

(2)	the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.7	Persons Deemed Owners

Prior to due presentment of a Security for registration of transfer and the effective registration of such transfer by the Security Registrar, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such

Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.6) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee shall be liable for so treating such Holder.

SECTION 3.8	Cancellation

Except as provided for in Sections 11.2 and 11.3, Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its standard procedures or as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such Securities.

SECTION 3.9	Computation of Interest

The amount of interest payable on the Securities for any interest period will be calculated by applying the rate of interest to the principal amount of such Security, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If interest is required to be calculated for any other period, it will be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, on the number of days elapsed (pro rata basis) based on a 30 day month provided, however, that Defaulted Interest shall be computed on the basis of a 365 or 366-day year, as the case may be, and the number of days actually elapsed.

SECTION 3.10	CUSIP numbers

The Company shall in issuing the Securities use CUSIP numbers, and the Trustee shall use the applicable CUSIP number in notices of redemption or exchange as a convenience to the Holders; provided, that any such notice may state that no representation is made as to the accuracy or correctness of the CUSIP number or numbers printed in the notice or on the certificates representing the Securities and that reliance may be placed only on the other identification numbers printed on the certificates representing the Securities. The Company shall promptly notify the Trustee in writing of any change in CUSIP numbers.

SECTION 3.11	Paying Agents; Discharge of Payment Obligations; Indemnity of Holders

(a)	The Company may from time to time appoint one or more paying agents under this Indenture and the Securities. By its execution and delivery of this Indenture, the Company hereby initially designates and appoints The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Principal Paying Agent and Deutsche Bank Trust Company Americas as New York Paying Agent. Subject to Section 10.3, the Company may act as paying agent.

(b)	Unless the Company shall be acting as paying agent as provided in Section 10.3, the Company shall, by 10:00 a.m. London time, no later than one Business Day prior to each Interest Payment Date, Redemption Date or Maturity Date on any Securities (whether on maturity, redemption or otherwise) (each, a “Payment Date”), deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal, any premium, and interest when so becoming due (including any Additional Amounts). The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent in London by 10:00 a.m. (London time) two Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated SWIFT MT 100 Message) of its intention to make such payment. The Principal Paying Agent shall arrange with all other Paying Agents for the payment, from funds furnished by the Company or the Guarantors to the Principal Paying Agent pursuant to this Indenture, of the principal, and premium, if any, and interest (including Additional Amounts, if any) on the Securities and of the compensation of such Paying Agents for their services as such.

All Paying Agents will hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal, or premium if any, of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 3.11 and the applicable provisions of Section 10.3, the Paying Agents shall have no further liability for the money delivered to the Trustee.

(c)	Any payment to be made in respect of the Securities or the Guarantees by the Company or the Guarantors as the case may be to or to the order of any Paying Agent shall be in satisfaction pro tanto of the obligations of the Company under the Securities.

(d)	Each payment in full of principal, redemption amount, Additional Amounts and/or interest payable under the Indenture in respect of any Security made by or on behalf of the Company to or to the order of any Paying Agent in the manner specified in the Indenture on the date due shall be valid and effective to satisfy and discharge the obligation of the Company to make payment of principal, redemption amount, Additional Amounts and/or interest payable under the Indenture on such date, provided, however, that the liability of any Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders under the Indenture; and provided further that, in the event that there is a default by the Paying Agent or the Principal Paying Agent in any payment of principal, redemption amount, Additional Amounts and/or interest in respect of any Security in accordance with the Indenture, the Company and the Guarantors shall pay on demand such further amounts as will result in receipt by the Holder of such amounts as would have been received by it had no such default. This obligation constitutes a separate and independent obligation from the other obligations of the Company under the Securities and the Guarantors under the Guarantees, shall give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by the Trustee and/or any Holder of Securities and shall continue in full force and effect despite any judgment, order, claim, or proof for a liquidated amount in respect of any sum due under this Indenture, the Securities or any judgment or order.

ARTICLE 4

SATISFACTION AND DISCHARGE

SECTION 4.1	Satisfaction and Discharge of Indenture

This Indenture shall cease to be of further effect as to all Outstanding Securities, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)	either:

(A)	the Company or any of the Guarantors will have paid or caused to be paid the principal of and premium, if any, and interest (including Additional Amounts, if any) on the Securities as and when the same will have become due and payable; or

(B)	all Outstanding Securities (except lost, stolen or destroyed Securities which have been replaced or paid) have been delivered to the Trustee for cancellation;

and the Company, in the case of (A) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest, including Additional Amounts, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)	the Company and/or any of the Guarantors have paid or caused to be paid all other sums payable hereunder;

(3)	the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

(4)	the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably requested.

Notwithstanding the satisfaction and discharge of this Indenture, (i) the obligations of the Company to the Trustee under Section 6.7 hereof, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive payment of principal of and premium, if any, and interest (including Additional Amounts, if any) on the Securities, (iv) rights, obligations and immunities of the Trustee under this Indenture (including, if money shall have been deposited with the Trustee pursuant to subclause (B) of

Clause (1) of this Section, the obligations of the Trustee under Section 4.2 hereof and the last paragraph of Section 10.3 hereof), and (v) rights of Holders of the Securities as beneficiaries of this Indenture with respect to any property deposited with the Trustee payable to all or any of them, shall survive.

SECTION 4.2	Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 5

REMEDIES

SECTION 5.1	Events of Default

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	failure to pay any amount of principal of (or premium, if any) any Security when due;

(b)	failure to pay any interest (including Additional Amounts, if any), on any Security when due and such failure shall continue for a period of 30 days;

(c)	failure to perform any covenant or agreement of the Company or any of the Guarantors under this Indenture or the Securities and such failure is incapable of remedy, or, if such failure is capable of remedy, remains unremedied for 60 days after the Trustee has given written notice thereof to the Company or any of the Guarantors, as applicable;

(d)	failure to pay when due or, as the case may be, within any originally applicable grace period, any amount of principal and premium, if any, or interest (including Additional Amounts, if any), due under the terms of any instrument evidencing Indebtedness of the Company, any of the Guarantors or any of their Designated Subsidiaries, or any such Indebtedness of the Company, any of the Guarantors or any of their Designated Subsidiaries that becomes due and payable prior to its stated maturity otherwise than at the option of the company thereof by reason of the occurrence of an event of default howsoever described; provided that the aggregate amount of any such Indebtedness equals with respect to such Person, on a consolidated basis (except with respect to VPar, which shall be on an unconsolidated basis) U.S.$100 million or more (or its equivalent in other currency or currencies);

(e)	the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company, any of the Guarantors or any Designated Subsidiary which remains undischarged, unbonded or unstayed (and otherwise not covered by enforceable insurance policies issued by reputable and creditworthy insurance companies) for a period of 60 consecutive days after the date on which the right to appeal all such judgments has expired or, if later, the date therein specified for payment; provided that the aggregate amount of any such final judgment equals or exceeds with respect to such Person, on a consolidated basis (except with respect to VPar, which shall be on an unconsolidated basis) U.S.$100 million (or its equivalent in other currency or currencies);

(f)	all or substantially all of the assets of the Company, any Guarantor or any of the Designated Subsidiaries shall be condemned, seized or otherwise appropriated, or custody of such property shall be assumed by any governmental authority or court or other person purporting to act under the authority of the federal government of any jurisdiction, or the Company, any Guarantor or any Designated Subsidiary shall be prevented from exercising normal control over all or a substantially all of its respective property or revenues, if the whole or part of such property or revenues is material to the Company, such Guarantor or such Designated Subsidiary, respectively, considered as a whole;

(g)	(a) a secured party takes possession of all or substantially all the assets or revenues of the Company, any of the Guarantors or any of the Designated Subsidiaries, or (b) a receiver or similar officer is appointed, of all or substantially all the assets or revenues of the Company, any of the Guarantors or any of the Designated Subsidiaries;

(h)	the Company or any of the Guarantors pursuant to or under or within the meaning of any Bankruptcy Law (a) commences a voluntary case or proceeding; (b) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it; (c) consents to the appointment of a custodian of it or for substantially all its property; (d) makes a general assignment for the benefit of its creditors; (e) files an answer or consent seeking reorganization or relief; (f) shall admit in writing its inability to pay its debts generally; or (g) consents to the filing of a petition in bankruptcy;

(i)	a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Guarantor, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days;

(j)	the performance or compliance by the Company or the Guarantors with any of their respective obligations under or in respect of the Securities or this Indenture if any such performance or compliance would be unlawful, unless the Company or the Guarantor, as the case may be, shall have provided to the Trustee an Officer’s Certificate executed by an officer of such Person, specifying that such failure does not, or would not, have either a material adverse effect on such Person and such Person’s Subsidiaries taken as a whole, or a material adverse effect on the rights of the Holders; and

(k)	any of the Guarantees is not (or is claimed by any of the Guarantors not to be) in full force and effect, other than by release of the Parent Guarantee in accordance with Section 13.5.

If any Event of Default (other than an Event of Default described in clauses (h) and (i) above with respect to the Company or any of the Guarantors) shall occur and be continuing, either (i) the Trustee or (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities may accelerate the maturity of all Securities; provided that, after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. The Trustee shall not be obligated to take any action with respect to an Event of Default under clauses (f) and (g) above unless it shall have received written notification from the Company and/or the Holders of Securities representing at least 25% of the aggregate principal amount of Outstanding Securities that an Event of Default described in such clauses has occurred. If an Event of Default specified in clauses (h) and (i) above occurs with respect to the Company or any of the Guarantors, the Outstanding Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 5.2	Collection of Indebtedness and Suits for Enforcement by Trustee

The Company and the Guarantors covenant that if

(1)	default is made in the payment of any interest on any Security, (including Additional Amounts, if any), when such amounts become due and payable and such default continues for a period of 30 days; or

(2)	default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security to be redeemed, at the Redemption Date thereof,

the Company and the Guarantors (subject to the limitations provided in this Indenture) will, jointly and severally, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest (including Additional Amounts, if any), and, to the extent that payment of interest on overdue amounts shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses incurred by the Trustee under this Indenture, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company and the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantors or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights under this Indenture and the Guarantees of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein including, without limitation, seeking recourse against the Guarantor or proceeding to enforce any other proper remedy.

SECTION 5.3	Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Guarantors, their respective creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7.

SECTION 5.4	Trustee May Enforce Claims Without Possession of Securities

All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.5	Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid;

FIRST:	To the payment of all amounts due to the Trustee under Section 6.7; and

SECOND:

To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.5.

SECTION 5.6	Limitation on Suits

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)	such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)	the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee indemnity or security satisfactory to it;

(3)	the Trustee for 60 days after its receipt of such notice, request and offer has failed to institute any such proceeding; and

(4)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), any Security or any Guarantee, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.7	Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Securities or the Guarantees, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.6) interest on such Security on the respective Stated Maturities expressed in such Security (or earlier Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.8	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Security or any Guarantee, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.9	Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.5 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.11	Control by Holders

The Holders of a majority of the aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(1)	such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability (as determined in the sole discretion of the Trustee); and

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

The Trustee may refuse, however, to follow any direction that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of the Holders or that may subject the Trustee to any liability or expense if the Trustee determines, in its sole discretion, that it lacks indemnification satisfactory to it against such loss or expense.

SECTION 5.12	Waiver of Past Defaults

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may by written notice to the Company and the Trustee waive any past default hereunder and rescind and annul any declaration of acceleration and its consequences, except a default:

(1)	in the payment of the principal of (or premium, if any) or interest on any Security; or

(2)	in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.13	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities.

ARTICLE 6

THE TRUSTEE

SECTION 6.1	Certain Duties and Responsibilities

(a)	Except during the continuance of an Event of Default,

(1)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)	In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(1)	this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Security of any series, determined as provided in Section 5.1, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Security;

(4)	no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; it being understood that, the Trustee shall not have to expend or risk its own funds or otherwise incur financial liability in the event that such expenses are not in the ordinary course of administration of this Indenture; and

(5)	the Trustee shall not be obligated to take any action with respect to an Event of Default under Sections 5.1(f) and (g) unless it shall have received written notification from Holders representing at least 25% of the aggregate principal amount of outstanding Securities that an Event of Default described in such Sections has occurred.

(d)	Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.2	Notice of Defaults

The Trustee shall give the Holders notice of any Default (“Notice of Default”) that has occurred and is continuing and of which the Trustee has actual knowledge, within 90 days after the occurrence of such Default (but not less than 15 days after knowledge thereof). The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on, the Securities) if it determines that withholding such notice is in their interest; provided that, in the case of a default of a character specified in section 5.1(d), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 6.3	Certain Rights of Trustee

Subject to the provisions of Section 6.1:

(a)	the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel;

(d)	the Trustee or the Principal Paying Agent may consult with counsel of its selection at the expense of the Company and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction satisfactory to the Trustee;

(f)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, opinion, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part, or for the supervision of, any agent or attorney appointed with due care by it hereunder;

(h)	the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which the Trustee believed to have been authorized or within its rights or powers;

(i)	the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes;

(j)	in no event shall the Trustee or the Principal Paying Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)	the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l)	the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(m)	the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(n)	the Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

SECTION 6.4	Not Responsible for Recitals or Issuance of Securities

The recitals contained herein, in the Securities and in the Guarantees endorsed thereon, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5	May Hold Securities

The Trustee, any Paying Agent or Transfer Agent, any Security Registrar (if other than the Trustee) or any other agent of the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent, Security Registrar or such other agent.

SECTION 6.6	Money Held in Trust

All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and need not be segregated from other funds of the Trustee or Paying Agent, except as otherwise required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

SECTION 6.7	Compensation and Reimbursement

The Company and the Guarantors agree:

(1)	to pay to the Trustee and the Paying Agents from time to time upon demand such compensation for all services rendered by it hereunder as shall be agreed upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as such fees may be adjusted from time to time;

(2)	except as otherwise expressly provided herein, to reimburse each of the Trustee, the Principal Paying Agent and each other Paying Agent upon its request for all reasonable expenses and disbursements incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3)

to indemnify each of the Trustee, the Principal Paying Agent and each other Paying Agent for, and to hold each harmless against, any loss, liability, cost, damage, claim or expense (including taxes and the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or the performance by it of its duties and obligations or the exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Company or the Guarantors, as the case may be (including, without limitation, this Section 6.7) and of defending against any claim (whether asserted by any Holder or the Company or the Guarantors or any other Person, as the case may be) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 6.7 shall survive any termination of this Indenture and the resignation or removal of the Trustee, the Principal Paying Agent or other Paying Agent.

As security for the performance of the obligations of the Company or the Guarantors, as the case may be, under this Section 6.7, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 6.7 shall not be subordinate to any other liability or indebtedness of the Company or the Guarantors, as the case may be (even though the Securities may be so subordinated).

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1 occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under Title II, U.S. Code, or any similar Federal, State or analogous foreign law for the relief of debtors.

SECTION 6.8	Disqualification; Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.9	Corporate Trustee Required; Eligibility

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$50,000,000 and its Corporate Trust Office in The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10	Resignation and Removal; Appointment of Successor

(a)	No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

(b)

The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee. The Principal Paying Agent may resign at any time by giving written notice thereof to the Company.

(c)	The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Company may petition, at its expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)	If at any time:

(1)	the Trustee shall fail to comply with Section 6.8 after written request therefore by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(2)	the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefore by the Company or by any such Holder; or

(3)	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)	If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)

The Company shall be permitted to remove the Trustee if it appoints a successor Trustee which is a recognized financial institution that is domiciled in a G-7 Country and has a combined capital and surplus of at least U.S.$50,000,000 (or its equivalent in any other currency). Upon the acceptance of any appointment as Trustee hereunder by a successor, such successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the replaced Trustee, and the replaced Trustee shall be discharged from its duties and obligations hereunder.

(g)	The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.11	Acceptance of Appointment by Successor

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 6.7. Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainty vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12	Merger, Conversion, Consolidation or Succession to Business

Any corporation or other entity into which the Trustee may be merged or convened or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13	Preferential Collection of Claims Against the Company

The Trustee shall comply with Sections 311(a) and 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

SECTION 6.14	Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.5, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or other entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or other entity shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any lime such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with tike effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“This is one of the Securities referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

as Trustee

By:
as Authenticating Agent

Dated:

SECTION 6.15	Trustee Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Company, Guarantees or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for the Company’s compliance with any of its covenants under this Indenture and it shall not be responsible for any statement of the Company or the Guarantors in this Indenture or in any document issued in connection with the sale of or in the Securities other than the Trustee’s certificate of authentication.

ARTICLE 7

HOLDERS, LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

SECTION 7.1	Company to Furnish Trustee; Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee

(a)	semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b)	at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.2	Preservation of Information; Communications to Holders

(a)	The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b)	If a Holder (herein referred to as an “applicant”) applies in writing to the Trustee, and furnishes to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that such applicant desires to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicant proposes to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)	afford such applicant access to the information preserved at the time by the Trustee in accordance with Section 7.2(a); or

(ii)	inform such applications as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

(c)	Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

SECTION 7.3	Reports by Trustee

Within 60 days after May 15 of each year commencing with the year 2011, the Trustee shall mail to each Holder, as its name and address appears in the Security Registrar, a brief report dated as of such date covering the matters set forth in Trust Indenture Act 313(a). The Trustee shall also comply with Trust Indenture Act 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be filed by the Trustee with each stock exchange (if any) on which the Securities are listed and with the Company. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

ARTICLE 8

MERGER, CONSOLIDATION, ETC.

SECTION 8.1	Mergers, Consolidations and Certain Sales of Assets

So long as any of the Securities are Outstanding, none of the Guarantors may, in a single transaction or a series of related transactions:

(i)	consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into any such Guarantor (other than a consolidation or merger of a Wholly Owned Subsidiary organized under the laws of Brazil, the United States or any OECD country into any such Guarantor); or

(ii)	directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (provided that the creation of a Lien on or in any of its assets shall not in and of itself constitute the transfer, sale, lease or disposition of the assets subject to the Lien);

unless the following conditions, to the extent applicable, are met:

(A)	in the case of a transaction in which any such Guarantor does not survive or in which such Guarantor sells, leases or otherwise disposes of all or substantially at of its assets to any other Person, the successor entity to such Guarantor (1) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, all of such Guarantor’s obligations under this Indenture and (2) shall be organized under the laws of (x) Brazil or any state or political subdivision thereof, or (y) the United States of America or any state thereof or the District of Columbia or (z) any other country if such successor entity undertakes, in such supplemental indenture, to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid pursuant to the Securities after deduction or withholding of any present or future withholding taxes, levies, imposts or charges whatsoever imposed by or for the account of such country or any political subdivision or taxing authority thereof or therein shall equal the respective amounts of principal (and premium, if any) and interest specified in the Securities, subject to the same exceptions set forth under clauses (i) through (vii) of Section 10.10, but replacing existing references in such clauses to Brazil and Japan with references to such other country;

(B)	if, as a result of any such transaction, property or assets of such Guarantor would become subject to a Lien prohibited by Section 10.12, such Guarantor or the successor entity to such Guarantor shall have secured the Securities as described thereunder;

(C)	such Guarantor has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize gain or loss for United States federal income tax purposes as a result of such transaction; and

(D)	such Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.2	Successor Substituted

In the event of any transaction (other than a lease) described in and complying with the immediately preceding paragraph in which such Guarantor is not the surviving Person and the surviving Person assumes all the obligations of such Guarantor under its Guarantee and this Indenture pursuant to a supplemental indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor, and such Guarantor will be discharged from its obligations under this Indenture and its Guarantee. In such case, the Company will publish a notice with respect to such transaction in accordance with the requirements of the Irish Stock Exchange (Global Exchange Market) or such other stock exchange on which the Securities may then be listed.

ARTICLE 9

SUPPLEMENTAL INDENTURES

SECTION 9.1	Supplemental Indentures Without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, each Guarantor, when authorized by Board Resolutions of such Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

(2)	to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3)	to secure the Securities pursuant to the requirements of Section 10.12 or otherwise;

(4)	to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (4) shall not materially adversely affect the legal rights of the Holders;

(5)	to provide for uncertificated Securities in addition to or in place of certificated Securities;

(6)	to comply with Section 8.1 of this Indenture;

(7)	to provide for the acceptance of an appointment by a successor trustee;

(8)	to provide for any Guarantee of the Securities;

(9)	to secure the Securities or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by this Indenture;

(10)	to provide for or confirm the issuance of additional Securities; or

(11)	to conform the provisions of this Indenture to the caption entitled “Description of Notes and the Guarantees” in the offering memorandum relating to the Securities.

SECTION 9.2	Supplemental Indentures with Consent of Holders

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, and consistent with Section 5.13, the Company, when authorized by the respective Board Resolutions of the Company, each Guarantor, when authorized by the Board Resolutions of such Guarantor, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Security or Guarantee or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security or Guarantee on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date),

(2)	reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3)	modify any of the provisions of this Section 9.2 or Section 5.12, Section 10.9 or 10.10, except to increase any such percentage described in Clause (2) above or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(4)	release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in compliance with the terms of this Indenture.

In the event of any modification or amendment to this Indenture of the nature described in items (1) through (4) of this Section 9.2, the Company will publish a notice and prepare a supplemental offering memorandum to reflect such modification or amendment.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.3	Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.2, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the trustee’s own rights, duties or immunities under this Indenture.

SECTION 9.4	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.5	Reference in Securities to Supplemental Indentures

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 9.6	Notice to Holders

After a supplemental indenture under this Article 9 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the terms of the supplement. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 10

COVENANTS

SECTION 10.1	Payment Under the Securities and the Guarantees

The Company and the Guarantors shall duly and punctually pay all amounts owed by them, and comply with all their other obligations, under the terms of the Securities, the Guarantees and this Indenture (collectively, the “Transaction Documents”).

SECTION 10.2	Maintenance of Office or Agency

The Company and the Guarantors will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Securities, the Guarantees and this Indenture may be served. Initially, this office will be at the offices of National Corporate Research, Ltd. located at 10 East 40th Street, 10th floor, New York, NY 10016, and the Company and the Guarantors shall agree not to change the designation of such office without prior written notice to the Trustee and designation of a replacement office in the same general location. In addition, for as long as the Securities are listed on the Irish Stock Exchange, the Company will maintain in Ireland an office or agency where securities may be presented or surrendered for payment and where securities may be surrendered for registration of transfer or exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Company or any of the Guarantors shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company and each of the Guarantors hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations (each, a “Transfer Agent”); provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York or, for so long as the Securities are listed on the Irish Stock Exchange, in Ireland for such purposes. The Company has initially designated the offices of Deutsche Bank Trust Company Americas to act as Transfer

Agent. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.3	Money for Security Payments to Be Held in Trust

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act. As provided in Section 5.4, upon any bankruptcy or reorganization proceeding relative to the Company, the Trustee shall serve as the Co-Paying Agent for the Securities.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with the Principal Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Amounts, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act. As provided in Section 5.4, upon any bankruptcy or reorganization proceeding relative to the Company the Trustee shall serve as the Paying Agent for the Securities.

The Company will cause each Paying Agent other than the Trustee and the Principal Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)	hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disclosed of as herein provided;

(2)	give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest;

(3)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)	acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on the Company’s Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.4	Maintenance of corporate existence

The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, maintain in effect their corporate existence and all registrations necessary therefore and take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of their business, activities or operations provided that this covenant shall not require the Company, the Guarantors or any of their Subsidiaries to maintain any such registration, right, privilege, title to property, franchise or the like or require the Company or any Guarantor to preserve the corporate existence of any of their Subsidiaries, if the failure to do so would not have a material adverse effect on the Guarantors and their Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

SECTION 10.5	Repurchases at the Option of the Holders upon Change of Control

If a Change of Control occurs that results in a Rating Decline, each Holder will have the right to require the Company or any of the Guarantors to repurchase all or any part (equal to U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof) of the Securities of that Holder pursuant to a Change of Control Offer. No such purchase in part shall reduce the outstanding principal amount of the Securities held by any Holder to below U.S.$200,000. In the Change of Control Offer, any of the Company or the Guarantors will offer a “Change of Control Payment” in U.S. dollars equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Securities repurchased, to the date of purchase (subject to the right of the Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant Interest Payment Date).

Within 30 days following any Change of Control that results in a Rating Decline any of the Company or the Guarantors will make a “Change of Control Offer” by notice to each Holder of Securities in accordance with the provision set out under Section 1.6, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Company or one of the Guarantors, as the case may be, will also give notices to the Holders as may be required pursuant to the rules of the Irish Stock Exchange (Global Exchange Market) or such other exchange on which the Securities may then be listed.

The Company or the Guarantor launching the Change of Control Offer will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Company or the Guarantor launching the Change of Control Offer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

On the Change of Control Payment Date, the Company or the Guarantor launching the Change of Control Offer will, to the extent lawful:

(1)	accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer; and

(2)	deposit with the Paying Agents an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered.

The Paying Agents will promptly mail to each Holder who properly tendered Securities the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in minimum denominations of U.S.$200,000 and integral multiples of U.S$.1,000 in excess thereof. Any of the Company or the Guarantors will publicly announce the results of the Change of Control Offer as may be required pursuant to the rules of the Irish Stock Exchange (Global Exchange Market) or such other exchange on which the notes may then be listed.

The provisions described above that require any of the Company or the Guarantors to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. However, a Change of Control Offer is only required to be made in the event that a Change of Control results in a Rating Decline. Consequently, if a Change of Control were to occur which does not result in a Rating Decline, neither the Company nor the Guarantors would be required to launch a Change of Control Offer. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Company or any of the Guarantors repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.

Neither the Company nor any of the Guarantors will be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth in this Indenture, that are applicable to a Change of Control Offer made by the Company or any of the Guarantors and such third party purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given pursuant to the Indenture as described under Section 11.2 unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary contained herein and subject to applicable law, a Change of Control Offer may be made in advance of a Change of Control and conditioned upon the occurrence of such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

SECTION 10.6	Payment of Taxes and Other Claims

The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company, such Guarantor or such Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company, such Guarantor or such Subsidiary, as the case may be; provided, however, that neither the Company, the Guarantors nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings, or where the failure to do so would not have a material adverse effect on the Guarantors and their Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holdings.

SECTION 10.7	Provision of Financial Information

The Company and VPar have agreed that they will each furnish to the Trustee and the Holders under the Restricted Global Security or of a restricted certificated security and to any prospective purchasers of such Securities, to the extent permitted by applicable law or contractual restrictions, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The foregoing obligation will not apply to the Company or VPar that subsequently is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

Additionally, each Guarantor shall provide the Trustee and the Holders, within 120 days of the end of each fiscal year and 60 days within the end of each of the first three fiscal quarters, annual or quarterly financial statements, as applicable, in accordance with applicable GAAP and audited in the case of annual financial statements. The financial statements of VPar will be available at the specified office of the Trustee. In the event that the Parent Guarantee is released, VID shall become subject to the terms of this Section 10.7, in substitution of VPar.

In the event that the Company shall publish or otherwise make publicly available any financial statements or reports, the Company shall furnish a copy of such statements or reports to the Trustee and the Holders within 60 days of the date of filing or the date such information is published or otherwise made publicly available, as the case may be.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or a Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or notices from the Holders).

SECTION 10.8	Statement by Officers as to Default

(a)	Each of the Company and the Guarantors will deliver to the Trustee, within 90 days after the end of each quarter of each of its fiscal years ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company or such Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or grace periods) and if the Company or any Guarantor, as the case may be, is in default, specifying all such defaults and the nature and status thereof of which it may have knowledge.

(b)	Each of the Company and the Guarantors shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company or any Guarantor, as the case may be, becomes aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default and the action which the Company or such Guarantor, as the case may be, proposes to take with respect thereto.

SECTION 10.9	Waiver of Certain Covenants

The Company or the Guarantors, as the case may be, may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.4 to 10.8, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantor, as the case may be, and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 10.10	Payment of Additional Amounts

Any and all payments to a Holder of principal (and premium, if any) and interest in respect of the Securities, and any and all payments to indemnify a Holder for taxes or duties as a result of a substitution of the issuer, as provided in Section 14.1(a)(ii), will be made free and clear of, and without withholding or deduction for, any and all present and future withholding taxes, duties, assessments, levies, imposts or charges (“Taxes”) whatsoever imposed by or on behalf of Brazil or Japan or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Company or the Guarantors, as the case may be, shall pay such additional amounts (the “Additional Amounts”) as will result in the receipt by the Holders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such Additional Amounts shall be payable in respect of any Security:

(i)	held by, or by a third party on behalf of, a Holder which is liable for such taxes, duties, assessments, levies, imposts or governmental charges in respect of such Security by reason of its (or a fiduciary, settlor, member or shareholder, beneficiary of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) having some present or former connection with Brazil or Japan (including being or having been a citizen or resident of Brazil or Japan or being or having been engaged in trade or business therein) other than the mere holding of such Security; or

(ii)	where (in the case of a payment of principal, premium, if any, or interest on a redemption date) the relevant Security is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such Additional Amounts if it had surrendered the relevant Security on the last day of such period of 30 days; or

(iii)	if such tax is an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, levy, impost or governmental charge; or

(iv)	if such amount is (a) payable other than by withholding from a payment on such Security, or (b) required to be withheld by a paying agent and such payment can be made without such withholding by any other paying agent; or

(v)	if such tax, duty, assessment, levy, impost or governmental charge would not have been imposed but for the failure of such Holder to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with Brazil or Japan of the Holder or beneficial owner of such Security if such compliance is required as a precondition to relief or exemption from withholding or deduction of all or part of such tax, duty, assessment, levy, impost or governmental charge; or

(vi)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to Council Directive 200348/EC of 3 June 2003 on taxation of savings income in the form of interest payments or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, any such Directive; or

(vii)	in the case of any combination of items (i) through (vi).

“Relevant Date” means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received by the Principal Paying Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Holders.

The Company shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities or any other document or instrument referred to therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil, except those resulting from, or required to be paid in connection with the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

References to principal or interest shall be deemed to include any Additional Amounts in respect of principal, premium, if any, or interest (as the case may be) which may be payable under the Securities.

If the Company or any Guarantor becomes subject at any time to any taxing jurisdiction other than Brazil, references herein to Brazil shall be construed to include such other jurisdiction.

SECTION 10.11	[Intentionally Omitted]

SECTION 10.12	Limitation on Liens

So long as any of the Securities are Outstanding, none of the Company and the Guarantors may, or may permit any of their respective Designated Subsidiaries to, Incur or suffer to exist any Lien on or with respect to any property, assets or Capital Stock now owned or hereafter acquired by the Company, such Guarantor or Designated Subsidiary to secure any Indebtedness without making, or causing such Designated Subsidiary to make, effective provision for securing the Securities (x) equally and ratably with (or prior to) such Indebtedness as to such property, assets or Capital Stock for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of the Company, such Guarantor or Designated Subsidiary which is subordinate in right of payment to the Securities, prior to such Indebtedness as to any such property, assets or Capital Stock for so long as such Indebtedness will be so secured.

The foregoing restrictions shall not apply to:

(i)	any Lien on the inventory or receivables and related assets (other than those described in clause (iii) below) of the Company or any of the Guarantors or any Designated Subsidiary securing obligations:

(A)	under any short term lines of credit, entered into in the normal course of business; or

(B)	under any working capital facility;

(ii)	Liens created solely for the purpose of securing the payment of all or a part of the purchase price (or the cost of construction or improvement, and any related transaction fee and expenses) of assets or property (including Capital Stock of any Person) acquired, constructed or improved after the Closing Date; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the purchase price of the assets or property so acquired, constructed or improved, (b) such Liens shall not encumber any assets or property other than the assets or property so acquired, constructed or improved and (c) other than any unimproved real property on which the property so constructed, or the improvement, is located shall attach to such assets or property within 365 days of the construction, acquisition or improvement of such assets or property; and provided, further, that to the extent that the property or asset acquired is Capital Stock, and subject to the limitations in clause (c) above, the Lien also may encumber other property or assets of the Person so acquired, and provided, further, that any Lien is permitted to be incurred on the Capital Stock of any Person securing any Debt of that Person that is (i) non-recourse to the Company or either Guarantor, and (ii) incurred solely for purposes of financing the acquisition, construction or improvement of any property or assets of such Person;

(iii)	Liens on accounts receivable and related assets in connection with any credit facility, including export or import financings and other trade transactions, or in connection with any Securitization Transaction provided that the aggregate amount of any Receivables sold or transferred in such Securitization Transaction securing Indebtedness shall not exceed (a) with respect to transactions related to revenues from exports, 80% of such Person’s consolidated net sales from exports; or (b) with respect to transactions related to revenues from domestic sales, 80% of such Person’s consolidated net sales in the jurisdiction in which such Person is located;

(iv)	Liens granted to secure borrowings from (i) Banco Nacional de Desenvolvimento Econômico e Social-BNDES, or any other federal, regional or state Brazilian governmental development bank or credit agency, or (ii) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(v)	Liens existing on the Closing Date;

(vi)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary; provided, however, that the Liens may not extend to any other property owned by such Person;

(vii)	Liens on properly at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person;

(viii)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(ix)	Liens in favor of surety bonds or letters of credit issued pursuant to the request of, and for the account of, such Person in the ordinary course of its business;

(x)	Liens securing obligations under hedging agreements not for speculative purposes;

(xi)	any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in clauses (ii), (iv), (v), (vi) or (vii) above; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, except for any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

(xii)	any Lien that does not fall within clauses (i) through (xi) above and that secures Indebtedness which, exclusive of Indebtedness secured by other Liens permitted under this covenant, does not exceed an aggregate principal amount equal to 15% of Consolidated Net Tangible Assets.

SECTION 10.13	[Intentionally Omitted]

SECTION 10.14	Performance Obligations Under Other Documents

The Company and the Guarantors shall duly and punctually perform, comply with and observe all obligations and agreements to be performed by them set forth in the Transaction Documents, as applicable.

SECTION 10.15	Compliance with Laws

The Company and the Guarantors shall comply, and shall cause their Subsidiaries to comply, at all times with all applicable laws, rules, regulations, orders and directives of any government or government agency or authority having jurisdiction over the Company, the Guarantor, the Subsidiaries or the business of any of them or any of the transactions contemplated herein, except where the failure by the Company or the Guarantors so to comply would not have a material adverse effect on the Guarantors and their Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

SECTION 10.16	Maintenance of Government Approvals

The Company and the Guarantors shall, and shall cause their Subsidiaries to, duly obtain and maintain in full force and effect all governmental approvals, consents or licenses of any government or governmental agency or authority under the laws of Brazil or any other government or government agency having jurisdiction over the Company or the Guarantors or necessary in all cases for the Company and the Guarantors to perform their obligations under the Transaction Documents, except where the failure to do so would not have a material adverse effect on the Guarantors and their Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

SECTION 10.17	[Intentionally Omitted]

SECTION 10.18	Maintenance of Books and Records

The Company and the Guarantors shall, and shall cause each of their respective Subsidiaries to, maintain books, accounts and records in all material respects in accordance with applicable GAAP, and in any case in the manner necessary to facilitate consolidation into VPar’s (prior to any release of the Parent Guarantee) or VID’s (after any release of the Parent Guarantee) consolidated financial statements.

SECTION 10.19	Ranking

The Company and each Guarantor shall ensure that the Securities and its Guarantee, respectively, will constitute general senior unsecured obligations of the Company or such Guarantor, respectively, and will rank at least equally to all other present and future unsecured obligations of the Company and such Guarantor, respectively (other than obligations preferred by statute or by operation of law). No obligation will be considered to be senior to the Securities or the Guarantees by virtue of being secured on a first or junior priority basis.

SECTION 10.20	Notice of Certain Events

The Company shall provide and the Guarantors shall ensure that the Company shall provide, copy to S&P and Moody’s of any notice given to the Trustee of the type referred to in Section 10.8(b).

SECTION 10.21	[Intentionally Omitted]

SECTION 10.22	Additional Information for Rating Agencies

So long as any Securities remain outstanding, the Company and the Guarantors shall:

(a)	so far as permitted by law, at all times give S&P and Moody’s, for so long as S&P and Moody’s are rating the Securities, such information as they shall reasonably request in order that they may perform their functions as a Rating Agency in respect of the Securities;

(b)	inform S&P and Moody’s, for so long as S&P and Moody’s are rating the Securities, as soon as reasonably practicable of any amendments or modifications that have been or are proposed to be made to the Indenture or the Guarantees; and

(c)	in addition to copies of notices specifically referred to herein, send a copy to S&P and Moody’s, for so long as S&P and Moody’s are rating the Securities, of all notices sent by them to the Trustee under the terms of this Indenture, other than routine notices.

ARTICLE 11

REDEMPTION OF SECURITIES

SECTION 11.1	Redemption For Tax Reasons

If as a result of any Change of Law (as defined below):

(i)	the Company is or would be required on the next succeeding interest payment date to pay any Additional Amounts;

(ii)	the issuers/borrowers of intercompany debt are or would be required on the next succeeding interest payment date to pay Brazilian withholding taxes in excess of a general rate of 15% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan); provided that such requirement to pay such taxes in excess of a general rate of 15% was not caused by, or otherwise the result of, whether directly or indirectly, wholly or in part, any amendment to the intercompany debt; or

(iii)	any Guarantor is or would be required on the next succeeding Interest Payment Date to pay Brazilian withholding taxes in excess of a general rate of 15% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan);

and in any such case the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to the Company, the Securities may be repurchased, by the Company at the option of the Company, in whole but not in part, upon not less than 30 nor more than 90 days’ notice to the Holders (which notice shall be deemed given upon delivery of such notice to the Trustee), which notice will be published, at any time following such Change of Law at a repurchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for repurchase. The Company or its Affiliates will also pay to the Holders on the repurchase date any Additional Amounts which are payable. Following such repurchase, the Securities will be cancelled, or may remain Outstanding, at the Company’s election.

“Change of Law” means any change in or amendment to the laws or regulations of Brazil or Japan (or of any political subdivision thereof or therein) or the adoption, amendment or modification of any resolution of the Central Bank of Brazil or such other countries (or any successor authority thereto) which becomes effective on or after the date of this Indenture resulting in VPar on a consolidated basis being required to pay amounts with respect to Taxes above in a total aggregate amount in excess of that payable immediately prior to such change or amendment.

Prior to the delivery of any notice of repurchase in accordance with the foregoing, the Company shall deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to effect such repurchase based on an Opinion of Counsel or written advice of a qualified tax expert, that the Company has or will, or that there is a substantial probability that the Company has or will, become obligated to pay such excess amounts with respect to Taxes as a result of such Change of Law. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

The Company shall provide the Trustee with official acknowledgment of the relevant taxing authority (or if such acknowledgment is not available, a certified copy thereof) evidencing the payment of Taxes in respect of which the Company has paid such excess amounts with respect to Taxes to the extent such documentation is issued therefore. Copies of such documentation shall be available to Holders upon request thereof.

SECTION 11.2	Optional Redemption

The Company and any Guarantor has the right at its option to redeem any of the Securities in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Securities and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of the Securities to the date of redemption. In the case of a partial redemption of Securities that are represented by a Global Security, the relevant Securities will be redeemed by lot and in accordance with the rules of DTC. The Company shall inform the Irish Stock Exchange in the event of a partial redemption.

The Company or any of its Affiliates may at any time repurchase the Securities at any price in the open market or otherwise. The Company or any of its Affiliates may hold or resell the Securities it purchases or may surrender them to the Trustee for cancellation; provided, however, that any Securities surrendered by an Affiliate of the Company shall be cancelled by the Trustee pursuant to written instructions from the Company.

SECTION 11.3	Applicability of Article

Redemption of Securities at the election of the Company, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 11.4	Election to Redeem; Notice to Trustee and Principal Paying Agent

The election of the Company to redeem any Securities by the Company or its Affiliates pursuant to Section 11.1 and 11.2 hereof shall be evidenced by a Resolution of the Shareholders of the Company. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

The Company shall provide notice of redemption to the Trustee and Principal Paying Agent at least 15 days prior to when such notice of redemption shall be provided to the Holders.

SECTION 11.5	Notice of Redemption

Notice of redemption pursuant to Section 11.1 and 11.2 hereof shall be given in the manner provided for in Section 1.5 hereof (with a copy of any such notices delivered to S&P and Moody’s). The Trustee and Principal Paying Agent will notify the Holders at such Holder’s address appearing in the Security Register at least 30 days prior to the Redemption Date.

All notices of redemption shall state:

(1)	the Redemption Date;

(2)	the Redemption Price;

(3)	that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date;

(4)	the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(5)	the aggregate principal amount of Securities being redeemed;

(6)	the CUSIP number or numbers of the Securities being redeemed;

(7)	if fewer than all the outstanding Securities are to be redeemed, or if a Security is to be redeemed in part only, the identification and principal amounts at maturity of the particular Securities (or portion thereof) to be redeemed; and

(8)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

SECTION 11.6	Deposit of Redemption Price

On the Business Day prior to any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Securities which are to be repurchased on that date.

SECTION 11.7	Securities Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Maturity Date is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

ARTICLE 12

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.1	Option to Effect Defeasance or Covenant Defeasance

The Company or the Guarantors may at their option by Board Resolution, at any time (subject to 10-day prior written notification to the Trustee), elect to have either Section 12.2 or Section 12.3 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article 12.

SECTION 12.2	Defeasance and Discharge

Upon the Company’s or the Guarantors’, as the case may be, exercise of the option provided in Section 12.1 applicable to this Section, the Company or the Guarantors, as the case may be, shall be deemed to have been discharged from their obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company or the Guarantors, as the case may be, shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company or the Guarantors, as the case may be, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest (and Additional Amounts, if any) on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 3.3, 3.4, 3.5, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article 12. Subject to compliance with this Article 12, the Company, or the Guarantors, as the case may be, may exercise their option under this Section 12.2 notwithstanding the prior exercise of their option under Section 12.3.

SECTION 12.3	Covenant Defeasance

Upon the Company’s or the Guarantors’, as the case may be, exercise of the option provided in Section 12.1 applicable to this Section (i) the Company or the Guarantors, as the case may be, shall be released from their obligations under Sections 8.1, 10.5 through 10.20, inclusive and the Guarantors shall be released from all of their obligations under the Guarantees and under Article 13 of this Indenture, and (ii) the occurrence of an event specified in Sections 5.1(c)(with respect to Section 8.1 and Sections 10.5 through 10.20, inclusive), (k), (l) and (m) shall not be deemed to be or result in an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 12.4	Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to application of either Section 12.2 or Section 12.3 to the Outstanding Securities:

(1)	the Company or the Guarantors, as the case may be, shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent certified public accountants expressed in a written certification (which may be based upon agreed upon procedures) thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and each installment of interest (including Additional Amounts, if any) on the Securities on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the company thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt;

(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(f), (g), (h) and (i) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(3)	such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture;

(4)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.2 or the covenant defeasance under Section 12.3 (as the case may be) have been complied with;

(5)	in the case of an election under Section 12.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(6)	in the case of an election under Section 12.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(7)	the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder; and

(8)	the Company shall have delivered to the Trustee an Opinion of Counsel in Brazil to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Brazilian federal or state income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Brazilian federal and state income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred.

Notwithstanding anything to the contrary in this Indenture, this condition may not be waived by any Holder or the Trustee.

SECTION 12.5	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively, for purposes of this Section 12.5, the “Defeasance Trustee”) pursuant to Section 12.4 in respect of the Securities shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Defeasance Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. The Company or the Guarantors, as the case may be, shall pay and indemnify the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 12 to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.4 which, in the opinion of an internationally recognized accounting firm expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 12.6	Reinstatement

If the Defeasance Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.2 or 12.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Securities and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 12 until such time as the Defeasance Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 12.2 and 12.3; provided, however, that if the Company makes any payment of principal of (and premium, if any) any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Defeasance Trustee or the Paying Agent.

SECTION 12.7	Repayment to Company

Any money deposited with the Defeasance Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such security shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Defeasance Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Defeasance Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

ARTICLE 13

GUARANTEES

SECTION 13.1	Guarantees

Each of VPar and VID hereby jointly, severally, fully, absolutely and unconditionally (subject to the provisions of Section 13.5) guarantee on an unsecured basis to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, and for itself and the Paying Agents, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Amounts) on such Security and all other obligations of the Company under this Indenture, when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such payment, each of the Guarantors hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

The Guarantees constitute general unconditional (subject to the provisions of Section 13.5), unsubordinated obligations of each of the Guarantors that will at all times rank at least equally with all other present and future unsecured senior obligations of each such Guarantor, except for any obligations that may be preferred by provisions of law that are both mandatory and of general application.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any Security or this Indenture, the absence of any action to enforce the same, any release or amendment or waiver of any term of any other guarantee of, or any consent to depart from any requirement of any other guarantee, of all or any of the Securities, any waiver or consent by the Holder of any Security or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor, except that the Parent Guarantee may be released in accordance with Section 13.5. Each of the Guarantors hereby waives notice of the acceptance of its Guarantee and of any of the obligations under this Indenture or the Securities (the “Obligations”) or of the accrual thereof, and further waives presentment, protest, notice or demand. This is a continuing guarantee and is a guarantee of payment and not of collection, and each of the Guarantors waives any right to require the Holders to initiate collection proceeds or otherwise enforce payment of the Obligations or any security or other guarantee therefore before obtaining payment hereunder.

The Guarantees shall continue to be in effect or be reinstated, as the case may be, if at any time (i) any payment in respect of any of the Obligations is rescinded or must otherwise be returned by the Holders, whether by reason of the insolvency, bankruptcy, receivership, reorganization or liquidation of the Company or any of the Guarantors or any other obligor or otherwise, all as though such payment had not been made or (ii) a Substituted Debtor, as defined in Section 14(a), assumes the Company’s obligations under the Securities pursuant to Article 14 hereof.

Each of the Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants, that these Guarantees will be discharged in respect of any Security except by complete performance of the obligations contained in such Security and in the Guarantees. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on any Security, whether at its Stated Maturity or by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this indenture, directly against any or ail of the Guarantors to enforce the Guarantees without first proceeding against the Company. Each of the Guarantors agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities or to enforce or exercise any other right or remedy with respect to the Securities, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, each of the Guarantors agrees to pay to the Trustee for the account of the Holders, upon demand therefore, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No provision of the Guarantees, Securities or of this Indenture shall alter or impair the Guarantees of the Guarantors, of which the Guarantee of VID is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest (and Additional Amounts, if any) on the Security and the obligation under the Indenture upon which each Guarantee is endorsed.

Each of the Guarantors shall be subrogated to all rights of the Holders of the Securities upon which its Guarantee is endorsed against the Company in respect of any amounts paid by each of the Guarantors on account of such Security pursuant to the provisions of the Guarantees or this Indenture; provided, however, that none of the Guarantors shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest (and Additional Amounts, if any) on all Securities issued hereunder shall have been paid in full.

The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations under the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Each of the Guarantors hereby irrevocably waives all benefits set forth in the following provisions of the Brazilian law: articles 366, 368, 827, 830 (with respect to VPar only), 834, 835, 837 and 838 of the Brazilian Civil Code and article 595 of the Brazilian Civil Procedure Code.

No stockholder, officer, director, employer or incorporator, past, present or future, of any of the Guarantors, as such, shall have any personal liability under the Guarantees by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

SECTION 13.2	Delivery of the Guarantees

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth herein on behalf of the Guarantors.

SECTION 13.3	Guarantors May Consolidate, Etc., on Certain Terms

Except as may be provided in Section 13.4 and in Articles 8 and 10, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of any of the Guarantors with or into the Company or any other Guarantors or shall prevent any sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety to the Company or any other Guarantor.

SECTION 13.4	Release of Guarantors

(a)	Concurrently with any consolidation or merger of any of the Guarantors or any sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety, in each case as permitted by Section 13.3 hereof, and upon delivery) by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section 13.3 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article 13.

(b)	Concurrently with the defeasance of the Securities under Section 12.2 hereof or the covenant defeasance of the Securities under Section 12.3 hereof, each of the Guarantors shall be released from all of its obligations under its Guarantee endorsed on the Securities and under this Article 13.

SECTION 13.5	Release of the Parent Guarantee

Notwithstanding any other provision contained herein, at its election, VPar may be released and discharged from all its obligations in respect of the Parent Guarantee and its obligation to indemnify the Trustee hereunder by delivering a notice to the Trustee of its election to release the Parent Guarantee at least three Business Days prior to such release; provided, that, at the time of such notice, the following conditions are satisfied:

(a)	VID shall have furnished to the Trustee its financial statements for the then most recent fiscal quarter or fiscal year, as applicable, required to be provided pursuant to Section 10.7 as if VID were subject to such covenant, which shall be audited in the case of annual financial statements;

(b)	at least two Rating Agencies shall have assigned a credit rating of the notes after such release equal to or better than the credit rating of the Securities immediately prior to such release and such credit ratings shall be Investment Grade Ratings;

(c)	the total assets of VID shall equal at least 85% of the total assets of VPar as of April 5, 2011, as reasonably determined by a financial officer of VPar, in each case, measured on a consolidated basis, but excluding any assets related to the “Financial Segment” as set forth in the financial information of VPar; and

(d)	there is no outstanding Event of Default in respect of the Securities.

In making any calculation pursuant to clause (c) above, pro forma effect will be given to the acquisition or disposition of companies, divisions or lines of businesses, including any acquisition or disposition of a company, division or line of business that have occurred since the date of the financial statements referred to in clause (a) above. To the extent that pro forma effect is to be given to an acquisition or disposition, the pro forma calculation will be determined in good faith by a financial officer of VPar.

For purposes of clause (b) above, “Rating Agencies” means (1) S&P’s, (2) Moody’s or (3) Fitch Rating Services, Inc. and its successors.

In connection with the release of the Parent Guarantee, VPar shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent relating to the release of the Parent Guarantee have been complied with, and stating the ratings to be received after the release and the respective total assets of (i) VID on the date of the notice referred to in clause (c) above and (ii) VPar on April 5, 2011. Upon the release of the Parent Guarantee, VPar will no longer be subject to any covenant or other provision of this Indenture.

SECTION 13.6	Substitution of the Issuer

Notwithstanding any other provision contained in this Indenture,

(a)	the Company may, without the consent of the Holders of the Securities (and by subscribing for any Securities, each Holder of the Securities expressly consents to it), be replaced and substituted by (1) any Guarantor or (2) any Wholly Owned Subsidiary of a Guarantor as principal debtor (in such capacity, the “Substituted Debtor”) in respect of the Securities provided that:

(i)	such documents shall be executed by the Substituted Debtor, the Company, the Parent and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Debtor assumes all Company’s obligations under this Indenture (together, the “Issuer Substitution Documents”) and (without limiting the generality of the foregoing) pursuant to which the Substituted Debtor shall undertake in favor of each Holder of the Securities to be bound by the terms and conditions of the Securities and the provisions of this Indenture as fully as if the Substituted Debtor had been named in the Securities and this Indenture as the principal debtor in respect of the Securities in place of the Company (or any previous substitute) and pursuant to which the Guarantors shall guarantee (the “Substitution Guarantees”) in favor of each Holder of the Securities the payment of all sums payable by the Substituted Debtor as such principal debtor on the same terms mutatis mutandis as the Securities, and, subject to paragraph (e) below, the covenants, Events of Default and other relevant provisions shall continue to apply to the Company in respect of the Securities as if no such substitution had occurred, it being the intent that the rights of Holders of the Securities in respect of the Securities shall be unaffected by such substitution;

(ii)	without prejudice to the generality of the preceding paragraph, where the Substituted Debtor is incorporated, domiciled or resident for taxation purposes in a territory other than Brazil, the Issuer Substitution Documents shall contain a covenant by the Substituted Debtor and/or such other provisions as may be necessary to ensure that each Holder of the Securities has the benefit of a covenant in terms corresponding to the obligation of the Company and the Guarantors in respect of the payment of Additional Amounts set forth in Section 10.10, with the substitution for the references to Brazil of references to the territory in which the Substituted Debtor is incorporated, domiciled and/or resident for taxation purposes.

(iii)

the Issuer Substitution Documents shall also contain a covenant by the Substituted Debtor and the Guarantors to indemnify and hold harmless each Holder of the Securities, the Trustee, the Agents and each other against the actual amount of all taxes or duties required to be paid (including any taxes or duties imposed on the receipt of such indemnity payments) which arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective, which may be incurred or levied against such

Holder as a result of any substitution pursuant to the conditions set forth in this section and which would not have been so incurred or levied had such substitution not been made;

(iv)	the Issuer Substitution Documents shall contain a representation and warranty by the Substituted Debtor and the Company that the Substituted Debtor and the Guarantors have obtained all necessary governmental and regulatory approvals and consents for such substitution and for the giving by the Guarantors of the Substitution Guarantees in respect of the obligations of the Substituted Debtor on the same terms mutatis mutandis as the Securities, that each of the Substituted Debtor and the Guarantors has obtained all necessary governmental and regulatory approvals and consents for the performance by each of the Substituted Debtor and the Guarantors of its obligations under the Issuer Substitution Documents and that all such approvals and consents are in full force and effect;

(v)	each stock exchange which has the Securities listed thereon shall have confirmed that following the proposed substitution of the Substituted Debtor, the Securities would continue to be listed on such stock exchange;

(vi)	the Substituted Debtor shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of lawyers in the country of incorporation of the Substituted Debtor, to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Debtor, such opinion(s) to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Securities at the specified offices of the Trustee;

(vii)	the Guarantors shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of Brazilian lawyers acting for the Guarantors to the effect that the Issuer Substitution Documents (including the Substitution Guarantees given by the Company in respect of the Substituted Debtor) constitute legal, valid and binding obligations of the Guarantors, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Securities at the specified offices of the Trustee;

(viii)

the Substituted Debtor shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of New York lawyers to the effect that (A) the Issuer Substitution Documents (including the Substitution Guarantees given by the Company in respect of the Substituted Debtor) constitute legal, valid and binding obligations of the parties thereto under New York law, (B) no consent, approval, authorization, or order of any United States federal or New York state court, governmental agency or regulatory body is required for the performance by each of the Substituted Debtor and the Guarantors of its obligations under the Issuer

Substitution Documents, except as may be required under the state securities laws of any jurisdiction in the United States, and (C) it is not necessary to register the Securities or the Substitution Guarantees under the Securities Act in connection with the substitution of the Company by the Substituted Debtor and the Substitution Guarantees as contemplated by the Issuer Substitution Documents, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Securities at the specified offices of the Trustee;

(ix)	the Substituted Debtor shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Securities or the Issuer Substitution Documents;

(x)	there is no outstanding Event of Default in respect of the Securities;

(xi)	any credit rating assigned to the Securities will remain the same or be improved when the Substituted Debtor replaces and substitutes the Company in respect of the Securities;

(xii)	the substitution complies with all applicable requirements under Brazilian law; and

(xiii)	the substitution of the Company by the Substituted Debtor and the Substitution Guarantees as contemplated by the Issuer Substitution Documents do not require registration under the Securities Act.

(b)	Upon effectiveness of the substitution, the Substituted Debtor and the Guarantors shall deliver to the Trustee an Officer’s Certificate, executed by an authorized officer, certifying that the terms of this section have been complied with and attaching copies of all documents contemplated herein.

(c)	Upon the execution of the Issuer Substitution Documents as referred to in paragraph (a)(i) above and compliance with the other conditions in paragraph(a), the Substituted Debtor shall be deemed to be named in the Securities as the principal debtor in place of the Company (or of any previous substitute under these provisions) and the Securities shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Company (or such previous substitute as aforesaid) from all its obligations in respect of the Securities and its obligation to indemnify the Trustee and Agents under this Indenture.

(d)

The Issuer Substitution Documents shall be deposited with and held by the Trustee for so long as any Security remains outstanding and for so long as any claim made against the Substituted Debtor or the Guarantors by any Holder of the Securities in relation to the Securities or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged. The Substituted Debtor and the Guarantors shall acknowledge in the Issuer Substitution Documents the right of every Holder of the Securities to the production of the Issuer Substitution Documents for the enforcement of any of the Securities or the Issuer Substitution Documents.

(e)	Upon the execution of the Issuer Substitution Documents as referred to in paragraph (a)(i) above and compliance with the other conditions in paragraph (a), the Company will not be subject to the provisions of the covenant described above under Section 10.11 (“Negative Covenants of the Company”) and the Substituted Debtor will not be subject to the provisions of the covenant described above under Section 10.11 if such Substituted Debtor is the Parent.

(f)	Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor shall give notice thereof to the Holders of the Securities in accordance with the provisions described under Section 1.6.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

VOTORANTIM CIMENTOS S.A.

By:	/s/ João Carvalho de Miranda
Name:	João Carvalho de Miranda
Title:	Officer

By:	/s/ Marcos Paolucci Santos Pinto
Name:	Marcos Paolucci Santos Pinto
Title:	Officer

VOTORANTIM PARTICIPAÇÕES S.A.

By:	/s/ João Carvalho de Miranda
Name:	João Carvalho de Miranda
Title:	Attorney-in-fact

By:	/s/ Marcos Paolucci Santos Pinto
Name:	Marcos Paolucci Santos Pinto
Title:	Attorney-in-fact

VOTORANTIM INDUSTRIAL S.A.

By:	/s/ João Carvalho de Miranda
Name:	João Carvalho de Miranda
Title:	Officer

By:	/s/ Marcos Paolucci Santos Pinto
Name:	Marcos Paolucci Santos Pinto
Title:	Attorney-in-fact

Witnesses:

By:	/s/ MAURICIO STELLA MUSSER
Name:	MAURICIO STELLA MUSSER

By:	/s/ ALINE OSIRO NAKAMA
Name:	ALINE OSIRO NAKAMA

DEUTSCHE BANK TRUST COMPANY AMERICAS
By: Deutsche Bank National Trust Company
as Trustee,

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
By: Deutsche Bank National Trust Company
as Security Registrar,

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

1

DEUTSCHE BANK TRUST COMPANY AMERICAS
By: Deutsche Bank National Trust Company
as New York Paying Agent and Transfer Agent,

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

THE BANK OF TOKYO-MITSUBUSHI UFJ, LTD.
as Principal Paying Agent

By:	/s/ NICOLA MOORE
Name:	NICOLA MOORE
Title:	ASSISTANT VICE PRESIDENT

2

EXHIBIT A

FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF

RESTRICTED GLOBAL SECURITY TO

REGULATION S GLOBAL SECURITY

(Exchanges or transfers pursuant to

Section 3.4(c)(2) of the Indenture)

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

Trust & Securities Services

100 Plaza One

6th Floor - MS JCY03-0699

Jersey City, NJ 07311-3901

Fax: 732-578-4635

Attention: Corporates Team/ Votorantim

copy to:

DB Services Americas, Inc.

Paying and Transfer Agency Services

Floor 1

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Fax: 615-866-3889

Re:	Votorantim Cimentos S.A.
U.S.$750,000,000 7.25% Senior Notes due 2041 (the “Securities”)

Reference is hereby made to the Indenture, dated as of April 5, 2011 (the “Indenture”), among Votorantim Cimentos S.A., as Company, the Guarantors, Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as New York paying agent (the “New York Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a corporation duly organized and existing under the laws of Japan, as principal paying agent (the “Principal Paying Agent” and together with the New York Paying Agent, the “Paying Agents”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[        ],000,000 aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP No.                     ) with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Regulation S Global Security (ISIN No.                     ).

A-1

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and that:

(A)	The offer of the Securities was not made to a person in the United States; and

(B)	either:

(i)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or

(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable; and

(D)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Votorantim Cimentos S.A.

A-2

EXHIBIT B

FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF

REGULATION S GLOBAL SECURITY TO

RESTRICTED GLOBAL SECURITY

(Exchanges or transfers pursuant to

Section 3,4(c)(3) of the Indenture)

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

Trust & Securities Services

100 Plaza One

6th Floor - MS JCY03-0699

Jersey City, NJ 07311-3901

Fax: 732-578-4635

Attention: Corporates Team/ Votorantim

copy to:

DB Services Americas, Inc.

Paying and Transfer Agency Services

Floor 1

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Fax: 615-866-3889

Re:	Votorantim Cimentos S.A.
U.S.$750,000,000 7.25% Senior Notes due 2041 (the “Securities”)

Reference is hereby made to the Indenture, dated as of April 5, 2011 (the “Indenture”), among Votorantim Cimentos S.A., as Company, the Guarantors, Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as New York paying agent (the “New York Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a corporation duly organized and existing under the laws of Japan, as principal paying agent (the “Principal Paying Agent” and together with the New York Paying Agent, the “Paying Agents”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[        ] principal amount of Securities which are evidenced by an aggregate Regulation S Global Security (ISIN No.                     ) and held with the Depositary through [Euroclear] [Clearstream] (Common Code             ) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in Securities to a person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by a Restricted Global Security of the same series and of like tenor as the Securities (CUSIP No.                    ).

B-1

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Votorantim Cimentos S.A.

B-2

EXHIBIT C-1

FORM OF CERTIFICATION FOR TRANSFER

OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO

RESTRICTED GLOBAL SECURITY

(Transfers and exchanges pursuant to

Section 3.4(c)(4) of the Indenture)

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

Trust & Securities Services

100 Plaza One

6th Floor - MS JCY03-0699

Jersey City, NJ 07311-3901

Fax: 732-578-4635

Attention: Corporates Team/ Votorantim

copy to:

DB Services Americas, Inc.

Paying and Transfer Agency Services

Floor 1

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Fax: 615-866-3889

Re:	Votorantim Cimentos S.A.
U.S.$750,000,000 7.25% Senior Notes due 2041 (the “Securities”)

Reference is hereby made to the Indenture, dated as of April 5, 2011 (the “Indenture”), among Votorantim Cimentos S.A., as Company, the Guarantors, Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as New York paying agent (the “New York Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a corporation duly organized and existing under the laws of Japan, as principal paying agent (the “Principal Paying Agent” and together with the New York Paying Agent, the “Paying Agents”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $[        ] principal amount of Restricted Securities held in definitive form (CUSIP No.                     ) by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Securities.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or

C-I-1

Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”) and accordingly the Transferor does hereby further certify that:

(A)	the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;

(B)	such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A; and

(C)	the Securities have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Votorantim Cimentos S.A.

C-I-2

EXHIBIT C-2

FORM OF CERTIFICATION FOR TRANSFER

OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO

REGULATION S GLOBAL SECURITY

(Transfers and exchanges pursuant to

Section 3.4(c)(4) of the Indenture)

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

Trust & Securities Services

100 Plaza One

6th Floor - MS JCY03-0699

Jersey City, NJ 07311-3901

Fax: 732-578-4635

Attention: Corporates Team/ Votorantim

copy to:

DB Services Americas, Inc.

Paying and Transfer Agency Services

Floor 1

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Fax: 615-866-3889

Re:	Votorantim Cimentos S.A.
U.S.$750,000,000 7.25% Senior Notes due 2041 (the “Securities”)

Reference is hereby made to the Indenture, dated as of April 5, 2011 (the “Indenture”), among Votorantim Cimentos S.A., as Company, the Guarantors, Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as New York paying agent (the “New York Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a corporation duly organized and existing under the laws of Japan, as principal paying agent (the “Principal Paying Agent” and together with the New York Paying Agent, the “Paying Agents”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This Letter relates to $[        ] principal amount of Restricted Securities held in definitive form (CUSIP No.                     ) by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Securities.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or

C-II-1

Rule 904 under the Securities Act of 1933, as amended (the “Act”), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

(A)	the offer of the Securities was not made to a person in the United States;

(B)	either:

(i)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(b)(2)) of Regulation S, as applicable; and

(D)	the transaction is not part of a plan or scheme to evade the registration requirements of the Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Votorantim Cimentos S.A.

C-II-2

EXHIBIT D-l

FORM OF CERTIFICATION FOR TRANSFER

OR EXCHANGE OF NON-GLOBAL REGULATION S

SECURITY TO RESTRICTED GLOBAL SECURITY

(Transfers and exchanges pursuant to

Section 3.4(c)(5) of the Indenture)

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

Trust & Securities Services

100 Plaza One

6th Floor - MS JCY03-0699

Jersey City, NJ 07311-3901

Fax: 732-578-4635

Attention: Corporates Team/ Votorantim

copy to:

DB Services Americas, Inc.

Paying and Transfer Agency Services

Floor 1

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Fax: 615-866-3889

Re:	Votorantim Cimentos S.A.
U.S.$750,000,000 7.25% Senior Notes due 2041 (the “Securities”)

Reference is hereby made to the Indenture, dated as of April 5, 2011 (the “Indenture”), among Votorantim Cimentos S.A., as Company, the Guarantors, Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as New York paying agent (the “New York Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a corporation duly organized and existing under the laws of Japan, as principal paying agent (the “Principal Paying Agent” and together with the New York Paying Agent, the “Paying Agents”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $[        ] principal amount of Regulation S Global Securities held in definitive form (ISIN No.             ) by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Securities.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does

D-1-1

hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Votorantim Cimentos S.A.

D-1-2

EXHIBIT D-2

FORM OF CERTIFICATION FOR TRANSFER

OR EXCHANGE OF NON-GLOBAL REGULATION S

SECURITY TO REGULATION S GLOBAL SECURITY

(Transfers and exchanges pursuant to

Section 3.4(c)(5) of the Indenture)

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

Trust & Securities Services

100 Plaza One

6th Floor - MS JCY03-0699

Jersey City, NJ 07311-3901

Fax: 732-578-4635

Attention: Corporates Team/Votorantim

copy to:

DB Services Americas, Inc.

Paying and Transfer Agency Services

Floor 1

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Fax: 615-866-3889

Re:	Votorantim Cimentos S.A.
U.S.$750,000,000 7.25% Senior Notes due 2041 (the “Securities”)

Reference is hereby made to the Indenture, dated as of April 5, 2011 (the “Indenture”), among Votorantim Cimentos S.A., as Company, the Guarantors, Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as New York paying agent (the “New York Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a corporation duly organized and existing under the laws of Japan, as principal paying agent (the “Principal Paying Agent” and together with the New York Paying Agent, the “Paying Agents”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $[        ] principal amount of Regulation S Global Securities held in definitive form (ISIN No.                    ) by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Securities.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or

F-1

Rule 904 under the Securities Act of 1933, as amended (the “Act”), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

(A)	the offer of the Securities was not made to a person in the United States;

(B)	either:

(i)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(b)(2) of Regulation S, as applicable; and

(D)	the transaction is not pan of a plan or scheme to evade the registration requirements of the Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Votorantim Cimentos S.A.

F-2